EXHIBIT 4.8


                              BROWSESAFE.COM, INC.

                              INVESTMENT AGREEMENT

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

        THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

        SEE ADDITIONAL LEGENDS AT SECTIONS 4.7.


               THIS INVESTMENT AGREEMENT (this "Agreement" or "Investment Agreement") is made as of the 14th day of March, 2000, by and between BrowseSafe.com, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and the undersigned Investor executing this Agreement ("Investor").

                                    RECITALS:

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's

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Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of Thirty Million Dollars ($30,000,000) (the "Maximum Offering Amount"); and

        WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.


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                                     TERMS:

        NOW, THEREFORE, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "20% Approval" shall have the meaning set forth in Section 5.25.

        "9.9% Limitation" shall have the meaning set forth in Section 2.3.1(f).

        "Accredited Investor" shall have the meaning set forth in Section 3.1.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Advance Put Notice" shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit E.

        "Advance Put Notice Confirmation" shall have the meaning set forth in
Section 2.3.1(a), the form of which is attached hereto as Exhibit F.

        "Advance Put Notice Date" shall have the meaning set forth in Section 2.3.1(a).

        "Affiliate" shall have the meaning as set forth Section 6.4.

        "Aggregate Issued Shares" equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

        "Agreed Upon Procedures Report" shall have the meaning set forth in
Section 2.5.3(b).

        "Agreement" shall mean this Investment Agreement.

        "Automatic Termination" shall have the meaning set forth in Section
2.3.2.

        "Bring Down Cold Comfort Letters" shall have the meaning set forth in
Section 2.3.6(b).

        "Business Day" shall mean any day during which the Principal Market is open for trading.

        "Calendar Month" shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month. Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

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        "Cap Amount" shall have the meaning set forth in Section 2.3.10.

        "Capital Raising Limitations" shall have the meaning set forth in
Section 6.5.1.

        "Capitalization Schedule" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit K.

        "Closing" shall mean one of (i) the Investment Commitment Closing and
(ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

        "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the O.T.C. Bulletin Board, or, if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, the last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering. If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

        "Commitment Evaluation Period" shall have the meaning set forth in
Section 2.6.

        "Commitment Warrants" shall have the meaning set forth in Section 2.4.1, the form of which is attached hereto as Exhibit U.

        "Commitment Warrant Exercise Price" shall have the meaning set forth in
Section 2.4.1.

        "Common Shares" shall mean the shares of Common Stock of the Company.

        "Common Stock" shall mean the common stock of the Company.

        "Company" shall mean BrowseSafe.com, Inc., a corporation duly organized and existing under the laws of the State of Nevada.

        "Company Designated Maximum Put Dollar Amount" shall have the meaning set forth in Section 2.3.1(a).

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        "Company Designated Minimum Put Share Price" shall have the meaning set forth in Section 2.3.1(a).

        "Company Termination" shall have the meaning set forth in Section
2.3.12.

        "Conditions to Investor's Obligations" shall have the meaning as set forth in Section 2.2.2.

         "Delisting Event" shall mean any time during the term of this Investment Agreement, that the Company's Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

        "Disclosure Documents" shall have the meaning as set forth in Section 3.2.4.

        "Due Diligence Review" shall have the meaning as set forth in Section
2.5.

        "Effective Date" shall have the meaning set forth in Section 2.3.1.

        "Equity Securities" shall have the meaning set forth in Section 6.5.1.

        "Evaluation Day" shall have the meaning set forth in Section 2.3.1(b).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Day" shall have the meaning set forth in Section 2.3.1(b).

        "Extended Put Period" shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

        "Impermissible Put Cancellation" shall have the meaning set forth in
Section 2.3.1(e).

        "Indemnified Liabilities" shall have the meaning set forth in Section 9.

        "Indemnities" shall have the meaning set forth in Section 9.

        "Indemnitor" shall have the meaning set forth in Section 9.

        "Individual Put Limit" shall have the meaning set forth in Section 2.3.1
(b).

         "Ineffective Period" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (each as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under

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either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

        "Initial Exercise Price" shall have the meaning set forth in Section 2.4.1.

        "Intended Put Share Amount" shall have the meaning set forth in Section 2.3.1(a).

        "Investment Commitment Closing" shall have the meaning set forth in
Section 2.2.1.

        "Investment Agreement" shall mean this Investment Agreement.

        "Investment Commitment Opinion of Counsel" shall mean an opinion from Company's independent counsel, substantially in the form attached as Exhibit B, or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

        "Investment Date" shall mean the date of the Investment Commitment Closing.

        "Investor" shall have the meaning set forth in the preamble hereto.

        "Key Employee" shall have the meaning set forth in Section 5.17, as set forth in Exhibit N.

        "Late Payment Amount" shall have the meaning set forth in Section 2.3.8.

        "Legend" shall have the meaning set forth in Section 4.7.

        "Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

               (i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either
(i) no longer hold a majority of the shares of Common Stock of the Company or
(ii) no longer have the ability to elect the board of directors of the Company (a "Change of Control"); provided, however, that if the other entity involved in such consolidation, merger, combination or event is a publicly traded company with "Substantially Similar Trading Characteristics" (as defined below) as the Company and the holders of Common Stock are to receive solely Common Stock or no consideration (if the Company is the surviving entity) or solely common stock of such other entity (if such other entity is the surviving entity), such transaction shall not be deemed to be a Major Transaction (provided the surviving entity, if other than the Company, shall have agreed to assume all obligations of the Company under this Agreement and the Registration Rights Agreement). For purposes hereof, an entity shall have Substantially Similar Trading Characteristics as the Company if the average daily dollar Trading Volume of the common stock of such entity is equal to or in excess of $500,000 for the 90th through the 31st day prior to the public announcement of such transaction;

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               (ii) the sale or transfer of all or substantially all of the
Company's assets; or

               (iii) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control shall have occurred.

        "Market Price" shall equal the lowest Closing Bid Price for the Common Stock on the Principal Market during the Pricing Period for the applicable Put.

        "Material Facts" shall have the meaning set forth in Section 2.3.6(a).

        "Maximum Put Dollar Amount" shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $2 million.

        "Maximum Offering Amount" shall mean Thirty Million Dollars
($30,000,000).

        "Nasdaq 20% Rule" shall have the meaning set forth in Section 2.3.10.

        "NASD" shall have the meaning set forth in Section 6.9.

        "Normal Trading" shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude "after hours" trading.

        "NYSE" shall have the meaning set forth in Section 6.9.

        "Numeric Day" shall mean the numerical day of the month of the Investment Date or the last day of the calendar month in question, whichever is less.

        "Offering" shall mean the Company's offering of Common Stock and Warrants issued under this Investment Agreement.

        "Officer's Certificate" shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

        "Opinion of Counsel" shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of Counsel, and the Registration Opinion.

        "Payment Due Date" shall have the meaning set forth in Section 2.3.8.

        "Pricing Period" shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put

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Date and ending on and including the date which is 20 Business Days after such
Put Date.

        "Pricing Period End Date" shall mean the last Business Day of any Pricing Period.

        "Principal Market" shall mean the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

        "Proceeding" shall have the meaning as set forth Section 5.1.

        "Purchase" shall have the meaning set forth in Section 2.3.7.

        "Purchase Warrants" shall have the meaning set forth in Section 2.4.2, the form of which is attached hereto as Exhibit D.

        "Purchase Warrant Exercise Price" shall have the meaning set forth in
Section 2.4.2.

        "Put" shall have the meaning set forth in Section 2.3.1(d).

        "Put Cancellation" shall have the meaning set forth in Section
2.3.11(a).

        "Put Cancellation Notice Confirmation" shall have the meaning set forth in Section 2.3.11(c), the form of which is attached hereto as Exhibit S.

        "Put Cancellation Date" shall have the meaning set forth in Section 2.3.11(a).

        "Put Cancellation Notice" shall have the meaning set forth in Section 2.3.11(a), the form of which is attached hereto as Exhibit Q.

        "Put Closing" shall have the meaning set forth in Section 2.3.8.

        "Put Closing Date" shall have the meaning set forth in Section 2.3.8.

        "Put Date" shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the "Put Date" is such postponed date.

        "Put Dollar Amount" shall be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

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        "Put Notice" shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit G.

        "Put Notice Confirmation" shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit H.

        "Put Opinion of Counsel" shall mean an opinion from Company's independent counsel, in the form attached as Exhibit I, or such other form as agreed upon by the parties, as to any Put Closing.

        "Put Share Amount" shall have the meaning as set forth Section 2.3.1(b).

        "Put Share Price" shall have the meaning set forth in Section 2.3.1(c).

        "Put Shares" shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

        "Registrable Securities" shall have the meaning as set forth in the Registration Rights Agreement.

        "Registration Opinion" shall have the meaning set forth in Section 2.3.6(a), the form of which is attached hereto as Exhibit R.

        "Registration Opinion Deadline" shall have the meaning set forth in
Section 2.3.6(a).

        "Registration Rights Agreement" shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

        "Registration Statement" shall have the meaning as set forth in the Registration Rights Agreement.

        "Regulation D" shall mean Regulation D promulgated under the Act.

        "Reporting Issuer" shall have the meaning set forth in Section 6.2.

        "Required Put Documents" shall have the meaning set forth in Section 2.3.5.

        "Risk Factors" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit J.

        "Schedule of Exceptions" shall have the meaning set forth in Section 5, and is attached hereto as Exhibit C.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities" shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

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        "Semi-Annual Non-Usage Fee" shall have the meaning set forth in Section
2.6.

        "Share Authorization Increase Approval" shall have the meaning set forth in Section 5.25.

        "Six Month Anniversary" shall mean the date that is the same Numeric Day of the sixth (6th) calendar month after the Investment Date, and the date that is the same Numeric Day of each sixth (6th) calendar month thereafter, provided that if such date is not a Business Day, the next Business Day thereafter.

        "Stockholder 20% Approval" shall have the meaning set forth in Section 6.11.

        "Supplemental Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

        "Term" shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

        "Termination Date" shall mean the earlier of (i) the date that is three
(3) years after the Effective Date, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor, (c) the date of an Automatic Termination, and (d) the date that all of the Warrants have been exercised.

        "Termination Fee" shall have the meaning as set forth in Section 2.6.

        "Termination Notice" shall have the meaning as set forth in Section 2.3.12.

        "Third Party Report" shall have the meaning set forth in Section 3.2.4.

        "Trading Volume " shall mean the volume of shares of the Company's Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during "after hours" trading.

        "Transaction Documents" shall have the meaning set forth in Section 9.

        "Transfer Agent Instructions" shall mean the Company's instructions to its transfer agent, substantially in the form attached as Exhibit T, or such other form as agreed upon by the parties.

        "Trigger Price" shall have the meaning set forth in Section 2.3.1(b).

        "Truncated Pricing Period" shall have the meaning set forth in Section 2.3.11(d).

        "Truncated Put Share Amount" shall have the meaning set forth in Section 2.3.11(b).

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        "Unlegended Share Certificates" shall mean a certificate or certificates
(or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

        "Use of Proceeds Schedule" shall have the meaning as set forth in
Section 3.2.4, attached hereto as Exhibit L.

        "Volume Limitations" shall have the meaning set forth in Section
2.3.1(b).

        "Warrant Shares" shall mean the Common Stock issued or issuable upon exercise of the Warrants.

        "Warrants" shall mean Purchase Warrants and Commitment Warrants.


        2.     Purchase and Sale of Common Stock.

               2.1  Offer to Subscribe.
                    ------------------

               Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock and accompanying Warrants as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section
2.3 below.

               2.2    Investment Commitment.
                      ---------------------

                      2.2.1 Investment Commitment Closing. The closing of this Agreement (the "Investment Commitment Closing") shall be deemed to occur when this Agreement and the Registration Rights Agreement have been executed by both Investor and the Company, the Transfer Agent Instructions have been executed by both the Company and the Transfer Agent, and the other Conditions to Investor's Obligations set forth in Section 2.2.2 below have been met or waived in writing by the Investor.

                      2.2.2 Conditions to Investor's Obligations. As a prerequisite to the Investment Commitment Closing and the Investor's obligations hereunder, all of the following (the "Conditions to Investor's Obligations") shall have been satisfied prior to or concurrently with the Company's execution and delivery of this Agreement (except that Item (c) below must be satisfied not later than the Effective Date):

                    (a) the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company's counsel), (iii) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (iv) a Secretary's Certificate as to (A) the resolutions of the

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                         Company's board of directors
                         authorizing this transaction, (B) the Company's Certificate of Incorporation, and (C) the Company's Bylaws;

                    (b) this Investment Agreement, accepted by the Company, shall have been received by the Investor;

                    (c) the Company's Common Stock shall be listed for trading and actually trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange;

                    (d) other than continuing losses described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

                    (e) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the conditions to Investor's obligations set forth in this Section 2.2.2 shall have been satisfied as of such Closing; and the Company shall deliver an Officer's Certificate, signed by an officer of the Company, to such effect to the Investor.

               2.3  Puts of Common Shares to the Investor.
                    --------------------------------------

                      2.3.1 Procedure to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

                             (a) Delivery of Advance Put Notice. At least ten
(10) Business Days but not more than twenty (20) Business Days prior to any intended Put Date (unless otherwise agreed in writing by the Investor), the Company shall deliver advance written notice (the "Advance Put Notice," the form of which is attached hereto as Exhibit E, the date of such Advance Put Notice being the "Advance Put Notice Date") to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the "Intended Put Share Amount").

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        The Company may, at its option, also designate in any Advance Put Notice
(i) a maximum dollar amount of Common Stock, not to exceed $2,000,000, which it shall sell to Investor during the Put (the "Company Designated Maximum Put
Dollar Amount") and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase Shares pursuant to such Put Notice (a "Company Designated Minimum Put Share Price"). The Company Designated Minimum Put Share Price, if applicable, shall be no greater than 80% of the Closing Bid Price of the Company's common stock on the Advance Put Notice Date. The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect. A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect.


        Notwithstanding the above, if, at the time of delivery of an Advance Put Notice, more than two (2) Calendar Months have passed since the date of the previous Put Closing, such Advance Put Notice shall provide at least twenty (20) Business Days notice of the intended Put Date, unless waived in writing by the Investor. In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Advance Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Advance Put Notice Confirmation," the form of which is attached hereto as Exhibit F) of the Advance Put Notice to the Company specifying that the Advance Put Notice has been received and affirming the intended Put Date and the Intended Put Share Amount.

                             (b) Put Share  Amount. The "Put Share Amount" is
the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit. The "Individual Put Limit" shall equal the lesser of (i) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, excluding any block trades equal to or greater than the Maximum Block Trade Size, for all Evaluation Days (as defined below) in the Pricing Period,
(ii) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and (iii) the 9.9% Limitation, but in no event shall the Individual Put Limit exceed 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, excluding any block trades equal to or greater than the Maximum Block Trade Size for the twenty (20) Business Days immediately preceding the Put Date (this limitation, together with the limitation in (i) immediately above, are collectively referred to herein as the "Volume Limitations"). Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

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        For purposes of this Agreement:

               "Maximum Block Trade Size" shall mean 20,000 shares of Common Stock, if the Company is not listed and trading on the Nasdaq Small Cap Market or the Nasdaq National Market at the time of the applicable block trade, and shall mean 30,000 shares of Common Stock, if the Company is listed and trading on the Nasdaq Small Cap Market or the Nasdaq National Market at the time of the applicable block trade.

               "Trigger Price" for any Pricing Period shall mean the greater of
(i) the Company Designated Minimum Put Share Price, plus $.05, or (ii) the Company Designated Minimum Put Share Price divided by .92.

               An "Excluded Day" shall mean each Business Day during a Pricing Period where the lowest intra-day trading price of the Common Stock is less than the Trigger Price.

               An "Evaluation Day" shall mean each Business Day during a Pricing Period that is not an Excluded Day.

                             (c) Put Share Price.  The purchase price for the
Put Shares (the "Put Share Price") shall equal the lesser of (i) the Market Price for such Put, minus $.05, or (ii) 92% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

                             (d)  Delivery  of Put  Notice.  After  delivery
of an Advance Put Notice, on the Put Date specified in the Advance Put Notice the Company shall deliver written notice (the "Put Notice," the form of which is attached hereto as Exhibit G) to Investor stating (i) the Put Date, (ii) the Intended Put Share Amount as specified in the Advance Put Notice (such exercise a "Put"), (iii) the Company Designated Maximum Put Dollar Amount (if applicable), and (iv) the Company Designated Minimum Put Share Price (if applicable). In order to effect delivery of the Put Notice, the Company shall
(i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Put Notice Confirmation," the form of which is attached hereto as Exhibit H) of the Put Notice to Company specifying that the Put Notice has been received and affirming the Put Date and the Intended Put Share Amount.

     (e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section
2.3.5 below) to the Investor (or to an agent of Investor, if Investor so directs). Unless otherwise specified by the Investor, the Put Shares of Common Stock shall be transmitted electronically pursuant to such electronic delivery system as the Investor shall request; otherwise delivery shall be by physical certificates. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the Put shall be automatically cancelled, unless the Investor agrees to delay the Put Date by up to three (3) Business Days, in which case the Pricing Period begins on the Business Day following such new Put Date. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date (or new Put Date, if applicable), and the Investor has not agreed in writing to delay the Put Date, the Put is automatically canceled (an "Impermissible Put Cancellation") and, unless the Put was otherwise canceled in accordance with the terms of Section 2.3.11, the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the canceled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was canceled, unless otherwise agreed by the Investor.

     (f) Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of Put Shares acquired by the Investor pursuant to this Agreement during the 31 days preceding the Put Date with respect to which this determination of the permitted Intended Put Share Amount is being made, would exceed 9.99% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period, as determined in accordance with Section 13(d) of the Exchange Act (the "Section 13(d) Outstanding Share Amount"). Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date. In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 31 calendar days preceding such date, would have acquired more than 9.99% of the Section 13(d) Outstanding Share Amount. The limitation set forth in this Section 2.3.1(f) is referred to as the "9.9% Limitation."

     2.3.2 Termination of Right to Put. The Company's right to require the Investor to purchase any subsequent Put Shares shall terminate permanently (each, an "Automatic Termination") upon the occurrence of any of the following:

     (a) the Company shall not exercise a Put or any Put thereafter if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in
(i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

     (b) the Company shall not exercise a Put or any Put thereafter, on any date after a cumulative time period or series of time periods occurring after the initial Effective Date, including both Ineffective Periods and Delisting Events, that lasts for an aggregate of four (4) months; provided, however the Delisting Event described in Section 2.2.2(c) shall not count towards the aggregate four month period;

     (c) the Company shall not exercise a Put or any Put thereafter if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

     (d) the Company shall not exercise a Put after the sooner of (i) the date that is three (3) years after the Effective Date, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount; and

     (e) the Company shall not exercise a Put after the Company has breached any covenant in Section 2.6, Section 6, or Section 9 hereof.

     (f) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.


     2.3.3 Put Limitations. The Company's right to exercise a Put shall be limited as follows:

     (a) notwithstanding the amount of any Put, the Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

     (b) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

     (c) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

     (d) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

     (e) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put Period.

     2.3.4 Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver an Advance Put Notice or a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Advance Put Notice or Put Notice and (ii) the applicable Put Closing Date, of each of the following conditions:

               (a) the Company's Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market or the New York Stock Exchange and the Put Shares shall be so listed, and to the Company's knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange;

               (b) the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;

               (c) the representations and warranties of the Company are true and correct in all material respects as if made on such date and the conditions to Investor's obligations set forth in this Section 2.3.4 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

               (d) the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put and to effect exercise of the Warrants;

               (e) the Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company's knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement; and

               (f) if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.11, if the Company's Common Stock is listed on the NASDAQ Small Cap Market or NMS, and such approval is required by the rules of the NASDAQ.

     2.3.5 Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put. The Closing of any Put and Investor's obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the "Required Put Documents") on or before the applicable Put
Date:

     (a) a number of Unlegended Share Certificates (or freely tradeable electronically delivered shares, as appropriate) equal to the Intended Put Share Amount, in denominations of not more than 50,000 shares per certificate;

     (b) the following documents: Put Opinion of Counsel, Officer's Certificate, Put Notice, Registration Opinion, and any report or disclosure required under
Section 2.3.6 or Section 2.5;

     (c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

     2.3.6 Accountant's Letter and Registration Opinion.

     (a) The Company shall have caused to be delivered to the Investor, (i) whenever required by Section 2.3.6(b) or by Section 2.5.3, and (ii) on the date that is three (3) Business Days prior to each Put Date (the "Registration Opinion Deadline"), an opinion of the Company's independent counsel, in substantially the form of Exhibit R (the "Registration Opinion"), addressed to the Investor stating, inter alia, that no facts ("Material Facts") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to

Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Cancellation Notice to the Investor pursuant to Section 2.3.11 by facsimile and overnight courier by the end of that Business Day.

     (b) (i) the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the "Bring Down Cold Comfort Letters") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on the date that is three (3) Business Days prior to each Put Date.

     (ii) in the event that the Investor shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2.5.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this Section 2.3.6(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

     2.3.7 Investor's Obligation and Right to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a "Purchase") from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

     2.3.8 Mechanics of Put Closing. Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. Subject to such delivery and the satisfaction of the conditions set forth in Sections
2.3.4 and 2.3.5, the closing of the purchase by the Investor of Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (or such other time or later date as is mutually agreed to by the Company and the Investor) (the "Payment Due Date") at the offices of Investor. On each or before each Payment Due Date, the Investor shall deliver to the Company, in the manner specified in
Section 8 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid. The closing (each a "Put Closing") for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a "Put Closing Date").

     If the Investor does not deliver to the Company the Put Dollar Amount for such Put Closing on or before the Payment Due Date, then the Investor shall pay to the Company, in addition to the Put Dollar Amount, an amount (the "Late Payment Amount") at a rate of X% per month, accruing daily, multiplied by such Put Dollar

Amount, where "X" equals one percent (1%) for the first month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question, up to a maximum of five percent (5%) per month; provided, however, that in no event shall the amount of interest that shall become due and payable hereunder exceed the maximum amount permissible under applicable law.

     2.3.9 Limitation on Short Sales. The Investor and its Affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

     2.3.10 Cap Amount. If the Company becomes listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.11 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule").

     2.3.11  Put Cancellation.

     (a) Mechanics of Put Cancellation. If at any time during a Pricing Period the Company discovers the existence of Material Facts or any Ineffective Period or Delisting Event occurs, the Company shall cancel the Put (a "Put Cancellation"), by delivering written notice to the Investor (the "Put Cancellation Notice"), attached as Exhibit Q, by facsimile and overnight courier. The "Put Cancellation Date" shall be the date that the Put Cancellation Notice is first received by the Investor, if such notice is received by the Investor by 6:00 p.m., New York, NY time, and shall be the following date, if such notice is received by the Investor after 6:00 p.m., New York, NY time.

     (b) Effect of Put Cancellation. Anytime a Put Cancellation Notice is delivered to Investor after the Put Date, the Put, shall remain effective with respect to a number of Put Shares (the "Truncated Put Share Amount") equal to the Individual Put Limit for the Truncated Pricing Period.

     (c) Put Cancellation Notice Confirmation. Upon receipt by the Investor of a facsimile copy of the Put Cancellation Notice, the Investor shall promptly send, via facsimile, a confirmation of receipt (the "Put Cancellation Notice Confirmation," a form of which is attached as Exhibit S) of the Put Cancellation Notice to the Company specifying that the Put Cancellation Notice has been received and affirming the Put Cancellation Date.

     (d) Truncated Pricing Period. If a Put Cancellation Notice has been delivered to the Investor after the Put Date, the Pricing Period for such Put shall end at on the close of trading on the last full trading day on the Principal Market that ends prior to the moment of initial delivery of the Put Cancellation Notice (a "Truncated Pricing Period") to the Investor.


     2.3.12 Investment Agreement Cancellation. The Company may terminate (a "Company Termination") its right to initiate future Puts by providing written notice ("Termination Notice") to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties' other rights and obligations under this Agreement, the Registration Rights Agreement or the Warrants. Notwithstanding the above, any cancellation occurring during an Extended Put Period is governed by Section 2.3.11.

     2.3.13 Return of Excess Common Shares. In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor's possession that are not being purchased by the Investor.

     2.4 Warrants.

     2.4.1 Commitment Warrants. In partial consideration hereof, following the execution of the Letter of Agreement dated on or about January 26, 2000 by and between the Company and the Investor, the Company issued and delivered to Investor or its designated assignees, warrants (the "Commitment Warrants") in the form attached hereto as Exhibit U, or such other form as agreed upon by the parties, to purchase 570,000 shares of Common Stock. The Commitment Warrants shall be exerciseable at a price (the "Commitment Warrant Exercise Price") which shall initially equal the lowest Closing Bid Price for the five (5) Business Days immediately preceding January 26, 2000 ("Initial Exercise Price"), or, if lower, the lowest Closing Bid Price for the five (5) Business Days immediately preceding the date of execution by the Company of this Investment Agreement, and shall have reset provisions. Each Commitment Warrant shall be exercisable at the times set forth in the Commitment Warrant, at a price equal to the Commitment Warrant Exercise Price, as may be reset from time to time, and shall have a term beginning on the date of issuance and ending on date that is five (5) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement. Concurrently with the issuance and delivery of the Commitment Opinion to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an opinion of counsel, in substantially the form of the Commitment Opinion of Counsel (signed by the Company's independent counsel), covering the issuance of the Commitment Warrant and the issuance of the common stock upon exercise of the Commitment Warrant.

     Notwithstanding any Termination or Automatic Termination of this Agreement, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

     2.4.2 Purchase Warrants. Within five (5) Business Days of the end of each Pricing Period, the Company shall issue and deliver to the Investor a warrant

("Purchase Warrant"), in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties, to purchase a number of shares of Common Stock equal to 10% of the Put Share Amount for that Put. Each Purchase Warrant shall be exerciseable at a price (the "Purchase Warrant Exercise Price") which shall initially equal 110% of the Market Price for the applicable Put, and shall have semi-annual reset provisions. Each Purchase Warrant shall be immediately exercisable at the Purchase Warrant Exercise Price, and shall have a term beginning on the date of issuance and ending on the date that is five (5) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

     2.5 Due Diligence Review. The Company shall make available for inspection and review by the Investor (the "Due Diligence Review"), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     2.5.1 Treatment of Nonpublic Information. The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor and its advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

     Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 2.5 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information.

     2.5.2 Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

     2.5.3 Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,

     (a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or

     (b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

     2.6 Commitment Payments.

     On the last Business Day of each six (6) Calendar Month period following the Effective Date (each such period a "Commitment Evaluation Period"), if the Company has not Put at least $500,000 in aggregate Put Dollar Amount during that Commitment Evaluation Period, the Company, in consideration of Investor's commitment costs, including, but not limited to, due diligence expenses, shall pay to the Investor an amount (the "Semi-Annual Non-Usage Fee ") equal to the difference of (i) $50,000, minus (ii) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during that Commitment Evaluation Period. In the event that the Company delivers a Termination Notice to the Investor or an Automatic Termination occurs, the Company shall pay to the Investor (the "Termination Fee") the greater of (i) the Semi-Annual Non-Usage Fee for the applicable Commitment Evaluation Period, or (ii) the difference of (x) $100,000, minus (y) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during all Puts to date, and the Company shall not be required to pay the Semi-Annual Non-Usage Fee thereafter.

     Each Semi Annual Non-Usage Fee or Termination Fee is payable, in cash, within five (5) business days of the date it accrued. The Company shall not be required to deliver any payments to Investor under this subsection until Investor has paid all Put Dollar Amounts that are then due.


     3. Representations, Warranties and Covenants of Investor. Investor hereby represents and warrants to and agrees with the Company as follows:

     3.1 Accredited Investor. Investor is an accredited investor ("Accredited Investor"), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Agreement.

     3.2 Investment Experience; Access to Information; Independent
Investigation.

     3.2.1 Access to Information. Investor or Investor's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor's professional advisor deems necessary to verify the accuracy and completeness of the information received.

     3.2.2 Reliance on Own Advisors. Investor has relied completely on the advice of, or has consulted with, Investor's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in this Agreement.

     3.2.3 Capability to Evaluate. Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

     3.2.4 Disclosure Documents. Investor, in making Investor's investment decision to subscribe for the Investment Agreement hereunder, represents that
(a) Investor has received and had an opportunity to review (i) the Company's Form 10-SB as filed on November 24, 1999, as amended, (ii) the Risk Factors, attached as Exhibit J, (the "Risk Factors") (iii) the Capitalization Schedule, attached as Exhibit K, (the "Capitalization Schedule") and (iv) the Use of Proceeds Schedule, attached as Exhibit L, (the "Use of Proceeds Schedule"); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Investor and Investor's representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement. Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Investor has not relied upon any Third Party Reports in making the decision to invest.

     3.2.5 Investment Experience; Fend for Self. Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company. Investor acknowledges that Investor is able to fend for Investor's self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor's investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above. Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor's purposes.

     3.3 Exempt Offering Under Regulation D.

     3.3.1 No General Solicitation. The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     3.3.2 Restricted Securities. Investor understands that the Investment Agreement is, the Common Stock and Warrants issued at each Put Closing will be, and the Warrant Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.3.3 Disposition. Without in any way limiting the representations set forth above, Investor agrees that until the Securities are sold pursuant to an effective Registration Statement or an exemption from registration, they will remain in the name of Investor and will not be transferred to or assigned to any broker, dealer or depositary. Investor further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

     (a) There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

     (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws. It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor's broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

               The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     3.4 Due Authorization.

     3.4.1 Authority. The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement. Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

     3.4.2 Due Authorization. Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Georgia with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

     3.4.3 Partnerships. If Investor is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Investor (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

     3.4.4 Representatives. If Investor is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Investor is so purchasing.

     4. Acknowledgments Investor is aware that:

     4.1 Risks of Investment. Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein. Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

     4.2 No Government Approval. No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

     4.3 No Registration, Restrictions on Transfer. As of the date of this Agreement, the Securities and any component thereof have not been registered under the

Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

               4.4 Restrictions on Transfer. Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

               4.5 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

               4.6 Exempt Transaction. Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

               4.7 Legends. The certificates representing the Put Shares shall not bear a Restrictive Legend. The certificates representing the Warrant Shares shall not bear a Restrictive Legend unless they are issued at a time when the Registration Statement is not effective for resale. It is understood that the certificates evidencing any Warrant Shares issued at a time when the Registration Statement is not effective for resale, subject to legend removal under the terms of Section 6.8 below, shall bear the following legend (the "Legend"):

        "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

        5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as contemplated hereunder) and agrees with Investor that, except as set forth in the "Schedule of Exceptions" attached hereto as Exhibit C:

               5.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, The National Association of Securities Dealer, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock. The Company has the following subsidiaries:

               5.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except for continuing losses, there have been no material adverse changes to the Company's business, financial condition, or prospects since the dates of such Disclosure Documents. The financial statements as contained in the Form 10-SB have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-B of the Exchange Act), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes that are due, except for taxes that it reasonably disputes. Except as described on Exhibit C, there is no material claim, litigation, or administrative proceeding pending or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

               5.3 Authorization. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. Except as described on Exhibit C , the Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

               5.4 Valid Issuance of Common Stock. Subject to the Company increasing its authorized Common Stock as described in Section 5.25A, the Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. Subject to the Company increasing its authorized Common Stock as described in Section 5.25A, the Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws. The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

               5.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, (b) violate the Company's Articles of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

               5.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities. The Company has advised the Investor that the Company's Common Stock was delisted from O.T.C. Bulletin Board as of January 20, 2000 due to the inability of the Company to clear comments from the Securities and Exchange Commission on its Form 10-SB prior to its compliance date of January 20, 2000 as provided in NASD Eligibility Rule 6430. The Company's Form 10-SB, which was filed on November 24, 2000, became effective by operation of law on January 22, 2000; however, the Company is as of the date of this Agreement still clearing comments from the Securities and Exchange Commission relating to its financial statements as included in its Form 10-SB. Upon clearing said comments, the Company has advised the Investor that it intends through one or more of its market makers to reapply to have its Common Stock quoted on the O.T.C. Bulletin Board. Until such time as the Common Stock is quoted on the O.T.C. Bulletin Board, the Common Stock will be quoted on the National Quotation Bureau Pink Sheets. The Company has filed all reports required under the Exchange Act. The Company has not furnished to the Investor any material nonpublic information concerning the Company.

               5.7 Capitalization. The capitalization of the Company as of March 4, 2000, is, the capitalization as of the Closing, subject to exercise of any outstanding warrants and/or exercise of any outstanding stock options, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K. The Company has advised Investor that the it does not have sufficient shares of the Common Stock authorized under its Articles of Incorporation to issue all of the shares relating to outstanding warrants and stock options, including Commitment Warrants and Purchase Warrants, or to issue the Common Stock contemplated by this Agreement. The Company shall, prior to the Registration Statement becoming effective, use its best efforts to obtain approval of its shareholders to increase in the number of authorized shares of Common Stock of the Company as described in Section 5.25A. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

               5.8 Intellectual Property. The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Exhibit M lists all patents, trademarks, trademark registrations, trade names and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit M. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit M. To the best of the Company's knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

               5.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit L hereto. These purposes and amounts are estimates and are subject to change without notice to any Investor.

               5.10 No Rights of Participation. No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

               5.11 Company Acknowledgment. The Company hereby acknowledges that Investor may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Investor has made no representations or warranties, either written or oral, as to how long the Securities will be held by Investor or regarding Investor's trading history or investment strategies.

               5.12 No Advance Regulatory Approval. The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body. The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

               5.13 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Investor in connection with this Offering.

               5.14 Availability of Suitable Form for Registration. The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

               5.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of Nasdaq. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

               5.16 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               5.17 Key Employees. Each "Key Employee" (as defined in Exhibit N) is currently serving the Company in the capacity disclosed in Exhibit N. No Key Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

               5.18 Representations Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

               5.19 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

               5.20 Transactions With Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

               5.21 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Nevada law which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common Shares and Warrant Shares. The Company has not adopted and will not adopt any "poison pill" provision that will be applicable to Investor as a result of transactions contemplated by this Agreement; provided, however that in connection with the Company's intended re-domestication in the state of Delaware, it may adopt certain reasonable changes to its certificate of incorporation and bylaws relating to anti-takeover provisions.

               5.22 Other Agreements. The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

               5.23 Major Transactions. There are no other Major Transactions currently pending or contemplated by the Company.

               5.24 Financings. Except for the financing with California Applied Research, there are no other financings currently pending or contemplated by the Company.

               5.25 Shareholder Authorization of 20% Approval. At such time as the Company becomes listed on either the Nasdaq Small Cap Market or the Nasdaq National Market, the Company shall, at its next annual shareholder meeting following its listing on either such markets, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount
(such approvals being the "20% Approval"). In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions.

               5.25A Shareholder Authorization to Increase Shares. The Company has advised Investor that the it does not have sufficient shares of the Common Stock authorized under its articles of incorporation to issue all of the shares relating to outstanding warrants and stock options, including Commitment Warrant, or to issue the Common Stock contemplated by this Agreement. The Company shall, prior to the Registration Statement becoming effective at either its next annual shareholder meeting or at a special meeting to be held for such purpose, use its best efforts to obtain approval of its shareholders to increase in the number of authorized shares of Common Stock of the Company (the "Share Authorization Increase Approval") to a number which is sufficient to cover all of said warrants and stock options, including but not limited to the Commitment Warrant, as well as at least 12,000,000 shares to be reserved for this Offering, which shares the Company shall reserve prior to reserving any of the other newly authorized shares. As soon as practicable after the Share Authorization Increase Approval, the Company agrees to use its best efforts to reserve not less than 12,000,000 shares of Common Stock for issuance under this Agreement.

               5.26 Acknowledgment of Limitations on Put Amounts. The Company understands and acknowledges that the amounts available under this Investment Agreement are limited, among other things, based upon the liquidity of the Company's Common Stock traded on its Principal Market.


        6.     Covenants of the Company

               6.1 Independent Auditors. The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

               6.2 Corporate Existence and Taxes. The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Common Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a Reporting Issuer) and shall pay all its taxes when due except for taxes which the Company disputes.

               6.3 Registration Rights. The Company will enter into a registration rights agreement covering the resale of the Common Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.

     6.4 Asset Transfers. The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any Subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or (ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement. For purposes hereof, "Affiliate" shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

     6.5 Rights of First Refusal.

     6.5.1 Capital Raising Limitations. During the period from the date of this Agreement until the date that is one year after the Termination Date, the Company shall not issue or sell, or agree to issue or sell Equity Securities (as defined below), for cash in private capital raising transactions without obtaining the prior written approval of the Investor of the Offering (the limitations referred to in this subsection 6.6.1 are collectively referred to as the "Capital Raising Limitations"). For purposes hereof, the following shall be collectively referred to herein as, the "Equity Securities": (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.

     6.5.2 Investor's Right of First Refusal. For any private capital raising transactions of Equity Securities which close after the date hereof and on or prior to the date that is one (1) year after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

     6.5.3 Exceptions to Rights of First Refusal. Notwithstanding the above, the Rights of First Refusal shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors.

     6.6 Financial 10-KSB Statements, Etc. and Current Reports on Form 8-K. The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

     6.7 Opinion of Counsel. Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit B, or in such form as agreed upon by the parties, and shall, concurrent with each Put Date, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit I or in such form as agreed upon by the parties.

               6.8 Removal of Legend. If the certificates representing any Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

               6.9 Listing. Subject to the remainder of this Section 6.9, the Company shall ensure that its shares of Common Stock (including all Warrant Shares and Put Shares) are listed and available for trading on the O.T.C. Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange ("NYSE"); and
(ii) comply in all material respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. Notwithstanding the foregoing, the Company has advised the Investor that the Company's Common Stock was delisted from O.T.C. Bulletin Board as of January 20, 2000 due to the inability of the Company to clear comments from the Securities and Exchange Commission on its Form 10-SB prior to its compliance date of January 20, 2000 as provided in NASD Eligibility Rule 6430. The Company's Form 10-SB, which was filed on November 24, 2000, became effective by operation of law on January 22, 2000; however, the Company is as of the date of this Agreement still clearing comments from the Securities and Exchange Commission relating to its financial statements as included in its Form 10-SB. Upon clearing said comments, the Company has advised the Investor that it intends through one or more of its market makers to reapply to have its Common Stock quoted on the O.T.C. Bulletin Board. Until such time as the Common Stock is quoted on the O.T.C. Bulletin Board, the Common Stock will be quoted on the National Quotation Bureau Pink Sheets.

               6.10 The Company's Instructions to Transfer Agent. The Company will instruct the Transfer Agent of the Common Stock, by delivering instructions in the form of Exhibit T hereto, to issue certificates, registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof. Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section 6.8 hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend. Nothing in this Section shall affect in any way Investor's obligations and agreement set forth in Sections
3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer, and, in the case of Put Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 6.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.10, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

               6.11 Stockholder 20% Approval. Prior to the closing of any Put that would cause the Aggregate Issued Shares to exceed the Cap Amount, if required by the rules of NASDAQ because the Company's Common Stock is listed on NASDAQ, the Company shall obtain approval of its stockholders to authorize the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

               6.11A Shareholder Authorization to Increase Shares. The Company shall prior to the Registration Statement becoming effective at either its next annual shareholder meeting or at a special meeting to be held for such purpose use its best efforts to obtain approval of its shareholders to increase in the number of authorized shares of Common Stock of the Company (the "Share Authorization Increase Approval") to a number which is sufficient to cover all of said warrants and stock options, including but not limited to the Commitment Warrant, as well as at least 12,000,000 shares to be reserved for this Offering.

               6.12 Press Release. The Company agrees that the Investor shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Investor.

               6.13 Change in Law or Policy. In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated and no further Commitment Fees shall be due.

        7.     Investor Covenant/Miscellaneous.

               7.1 Representations and Warranties Survive the Closing; Severability. Investor's and the Company's representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

               7.2 Successors and Assigns. This Agreement shall not be assignable without the Company's written consent. If assigned, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Investor may assign Investor's rights hereunder, in connection with any private sale of the Common Stock of such Investor, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

               7.3 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

               7.4 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

               7.5 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

               7.6 Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

               7.7 Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

               7.8 Actions at Law or Equity; Jurisdiction and Venue. The parties acknowledge that any and all actions, whether at law or at equity, and whether or not said actions are based upon this Agreement between the parties hereto, shall be filed in any state or federal court sitting in Atlanta, Georgia. Georgia law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole. In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney's fees and costs of court. Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.


        8.     Subscription and Wiring Instructions; Irrevocability.

               8.1  Subscription

               (a) Wire transfer of Subscription Funds. Investor shall deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

               (b) Irrevocable Subscription. Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

               8.2 Acceptance of Subscription. Ownership of the number of securities purchased hereby will pass to Investor upon the Warrant Closing or any Put Closing.


        9.     Indemnification.

        In consideration of the Investor's execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company, or (d) claims made by third parties against any of the Indemnitees based on a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement; provided, however that the Company will not be liable to a particular Indemnitee in any such case to the extent that any such action, cause of action, suit, claim, loss, cost, penalty, fee, liability and damages, or expense arises out of or is based upon an untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by that Indemnitee or by Investor specifically for use in the preparation thereof.

        To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

        Investor shall defend, protect, indemnify and hold harmless the Company and its officers and directors, and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to an untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Investor specifically for use in the preparation thereof.

        Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this
Section 9 to the extent it is prejudicial.

                           [INTENTIONALLY LEFT BLANK]

     10. Accredited Investor. Investor is an "accredited investor" because (check all applicable boxes):

        (a)       [ ] it is an organization described in Section 501(c)(3)
                      of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

        (b)       [ ] any trust, with total assets in excess of $5,000,000,
                      not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

        (c)       [ ] a natural person, who

                  [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

                  [ ] has an individual net worth, or joint net worth with
                      that person's spouse, at the time of his purchase exceeding $1,000,000.

                  [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

        (d)       [ ] an entity each equity owner of which is an entity
                      described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

        (e)       [ ] other [specify]
                      -------------------------------------------------------.

        The undersigned hereby subscribes the Maximum Offering Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

        IN WITNESS WHEREOF, the undersigned Investor does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Investor by the following signature(s) executed this Agreement.

Dated this 14TH day of March, 2000.

            /s/                          Swartz Private Equity, LLC
--------------------------------------   ----------------------------------
        Your Signature                   PRINT EXACT NAME IN WHICH YOU WANT
                                         THE SECURITIES TO BE REGISTERED

       Eric S. Swartz                    SECURITY DELIVERY INSTRUCTIONS:
--------------------------------------   ----------------------------------
Name: Please Print                       Please type or print address where
                                         your security is to be delivered

        Manager                          ATTN: Eric S. Swartz
--------------------------------------   ----------------------------------
Title/Representative Capacity
(if applicable)
                                         200 Roswell Summit, Suite 285
Swartz Private Equity, LLC               1080 Holcomb Bridge Road
--------------------------------------   ----------------------------------
Name of Company You Represent            Street Address
(if applicable)

Roswell, Georgia, USA                    Roswell, Georgia, 30076, USA
--------------------------------------   ----------------------------------
Place of Execution of this Agreement     City, State or Province, Country,
                                         Offshore Postal Code

NOTICE DELIVERY INSTRUCTIONS:            WITH A COPY DELIVERED TO:
-----------------------------            -------------------------
Please print address where any Notice    Please print address where Copy
is to be delivered                       is to be delivered

ATTN: _______________________________    ATTN: ___________________________

--------------------------------------   ----------------------------------
Street Address                                  Street Address

--------------------------------------   ----------------------------------
City, State or Province, Country,        City, State or Country,
Offshore Postal Code                     Offshore Postal Code

Telephone: ___________________________   Telephone:________________________
Facsimile: ___________________________   Facsimile: _______________________
Facsimile: ___________________________   Facsimile: _______________________

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF THE MAXIMUM OFFERING AMOUNT ON THE 14th DAY OF March, 2000.

                                            BROWSESAFE.COM, INC.


                                            By:    /S/
                                                ------------------------------
                                                Mark W. Smith, President & CEO

                                    Address:
                                            Attention: Greg Urbanski or
                                            Mark W. Smith
                                            BrowseSafe.com, Inc.
                                            7202 East 87th Street, Suite 109
                                            Indianapolis, Indiana 46256
                                            Telephone:  317-915-9301
                                            Facsimile: 317-915-9309

                                 ACKNOWLEDGEMENT


        With respect to the Investment Agreement entered into as of March 14th, 2000, by and among BrowseSafe.com, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz"), the Company hereby agrees and acknowledges the following:

        The Company acknowledges that the Investor may sell the Put Shares any time, and from time to time, after the Put Date for such shares, and that such sales may occur during a Pricing Period or Pricing Periods and may have the effect of reducing the Purchase Price.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 14th day of March, 2000.


                                                   BROWSESAFE.COM, INC.



                                    By:/s/
                                       -------------------------------------
                                            Mark W. Smith, President and CEO



                                    Address:       BrowseSafe.com, Inc.
                                                   335 W. 9th Street
                                                   Indianapolis, IN 46202
                                                   Telephone (317) 633-6656
                                                   Facsimile (317) 633-6655


                                                   SWARTZ PRIVATE EQUITY, LLC


                                    By:/s/
                                       -------------------------------------
                                            Eric S. Swartz, Manager

                                    Address:       1080 Holcomb Bridge Road
                                                   Bldg. 200, Suite 285
                                                   Roswell, GA  30076
                                                   Telephone: (770) 640-8130
                                                   Facsimile:  (770) 640-7150

                                    Exhibit A

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of March 14, 2000, by and among BrowseSafe.com, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company") and the subscriber as named on the signature page hereto (hereinafter referred to as "Subscriber").

                                    RECITALS:

        WHEREAS, pursuant to the Company's offering ("Offering") of up to Thirty Million Dollars ($30,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement of even date herewith (the "Investment Agreement") between the Company and the Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Thirty Million Dollars ($30,000,000);

        WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to issue to the Subscriber, from time to time, Commitment Warrants and Purchase Warrants, each as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance (collectively, the "Subscriber Warrants" or the "Warrants"); and

        WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Subscriber Warrants as set forth in this Registration Rights Agreement.

                                     TERMS:

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement (including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

               "Additional Registration Statement" shall have the meaning set forth in Section 3(b).

               "Amended Registration Statement" shall have the meaning set forth in Section 3(b).

               "Business Day" shall have the meaning set forth in the Investment Agreement.


               "Closing Bid Price" shall have the meaning set forth in the Investment Agreement.

               "Common Stock" shall mean the common stock, par value $0.01, of the Company.

               "Due Date" shall mean the date that is one hundred twenty (120) days after the date of this Agreement.

               "Effective Date" shall have the meaning set forth in Section 2.4.

               "Filing Deadline" shall mean the date that is forty five (45) days after the date of next shareholder meeting of the Company held after the date of this Agreement.

               "Holder" shall mean Subscriber, and any other person or entity owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

               "Piggyback Registration" and "Piggyback Registration Statement" shall have the meaning set forth in Section 4.

               "Put" shall have the meaning as set forth in the Investment Agreement.

               "Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document.

               "Registrable Securities" shall have the meaning set forth in
Section 2.1.

               "Registration Statement" shall have the meaning set forth in
Section 2.2.

               "Rule 144" shall mean Rule 144, as amended, promulgated under the Act.

               "Subscriber" shall have the meaning set forth in the preamble to this Agreement.

               "Subscriber Warrants" shall have the meaning set forth in the above Recitals.

               "Investment Agreement" shall have the meaning set forth in the Recitals hereto.

               "Supplemental Registration Statement" shall have the meaning set forth in Section 3(b).

               "Warrants" shall have the meaning set forth in the above
Recitals.

               "Warrant Shares" shall mean shares of Common Stock issuable upon exercise of any Warrant.


        2.     Required Registration.

               2.1 Registrable Securities. "Registrable Securities" shall mean those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Subscriber pursuant to the Investment Agreement or in this Agreement, and (ii) issuable or issued upon exercise of the Subscriber Warrants; provided, however, that notwithstanding the above, the following shall not be considered Registrable Securities:

                      (a) any Common Stock which would otherwise be deemed to be Registrable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Act, including without limitation, pursuant to Rule 144 under the Act; and

                      (b) any shares of Common Stock which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

               2.2 Filing of Initial Registration Statement. The Company shall, by the Filing Deadline, file a registration statement ("Registration Statement") on Form SB-2 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Subscriber), covering the resale of a number of shares of Common Stock as Registrable Securities equal to at least Twelve Million (12,000,000) shares of Common Stock and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of Common Stock that may be issued or become issuable as Registrable Securities by the Company pursuant to Rule 416 of the Act. In the event that the Company has not filed the Registration Statement by the Filing Deadline, then the Company shall pay to Subscriber an amount equal to $500, in cash, for each Business Day after the Filing Deadline until such Registration Statement is filed, payable within ten (10) Business Days following the end of each calendar month in which such payments accrue.

               2.3    [Intentionally Left Blank].

               2.4 Registration Effective Date. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the "Effective Date") by the Due Date.

               2.5    [Intentionally Left Blank].

               2.6    [Intentionally Left Blank].

               2.7 Shelf Registration. The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities are resold pursuant to such Registration Statement.

               2.8 Supplemental Registration Statement. Anytime the Registration Statement does not cover a sufficient number of shares of Common Stock to cover all outstanding Registrable Securities, the Company shall promptly prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all such Registrable Securities and shall use its best efforts to cause such Supplemental Registration Statement to be declared effective as soon as possible.

     3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously and reasonably possible:

               (a) Prepare and file with the Securities and Exchange Commission ("SEC") a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective until all Registrable Securities are resold pursuant to such Registration Statement, notwithstanding any Termination or Automatic Termination (as each is defined in the Investment Agreement) of the Investment Agreement.

               (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement ("Amended Registration Statement") or prepare and file any additional registration statement ("Additional Registration Statement," together with the Amended Registration Statement, "Supplemental Registration Statements") as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Supplemental Registration Statements or such prior registration statement and to cover the resale of all Registrable Securities.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holders are located, of such other jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement and of all other jurisdictions where legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e)    [Intentionally Omitted].

               (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

               (g) Provide Holders with notice of the date that a Registration Statement or any Supplemental Registration Statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

               (h) Provide Holders and their representatives the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

               (i) Provide Holders and their representatives the opportunity to review the Registration Statement and all amendments or supplements thereto prior to their filing with the SEC by giving the Holder at least ten (10) business days advance written prior to such filing.

               (j) Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any is issued, to obtain the removal thereof at the earliest possible date.

               (k) Use its best efforts to list the Registrable Securities covered by the Registration Statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD, American Stock Exchange, NYSE and any other exchange or market on which the Common Stock is listed.

        4. Piggyback Registration. If anytime prior to the date that the Registration Statement is declared effective or during any Ineffective Period (as defined in the Investment Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness.

        5.     [Intentionally Left Blank].

        6. Dispute as to Registrable Securities. In the event the Company believes that shares sought to be registered under Section 2 or Section 4 by Holders do not constitute "Registrable Securities" by virtue of Section 2.1 of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer), that those securities may be sold immediately, without volume limitation or other material restrictions, without registration under the Act, by virtue of Rule 144 or similar provisions.

        7. Furnish Information. At the Company's request, each Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities to the extent required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act. The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

        8. Expenses. All expenses, other than commissions and fees and expenses of counsel to the selling Holders, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

        9. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               (a) (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, legal counsel, and accountants of each Holder, any underwriter (as defined in the Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

                      (ii) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, its officers, directors, partners, legal counsel, and accountants, any underwriter (as defined in the Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for the Company and each person, if any, who controls such Company or underwriter within the meaning of Section 15 of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions made by such Holder: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and such Holder will reimburse the Company, its officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), nor shall such Holder be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company, its officer, director, underwriter or controlling person; provided however, that the above shall not relieve such Holder from any other liabilities which it might otherwise have.

               (b) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

               (c) In the event that the indemnity provided in paragraph (a) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (c).

               (d) The obligations of the Company and Holders under this Section 9 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

        10. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

               (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

     11. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

     12. Notices. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Attention: Greg Urbanski or Mark W. Smith; BrowseSafe.com, Inc., 335 W. 9th St., Indianapolis, IN 46202; Telephone: (317) 633-6656, Facsimile: (317) 633-6655 (or at such other location as directed by the Company in writing) and (ii) the Holders at their respective last address as the party as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

     13. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist (as that term is defined in Section 2.1 hereof); but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

     14. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file an amended registration statement including such transferee or a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

     16. Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

     17. Specific Performance. The Holder shall be entitled to the remedy of specific performance in the event of the Company's breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

     18. Indemnity. Each party shall indemnify each other party against any and all claims, damages (including reasonable attorney's fees), and expenses arising out of the first party's breach of any of the terms of this Agreement.

        19. Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Investment Agreement, the Common Stock certificates, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.


        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 14thday of March, 2000.
                       BROWSESAFE.COM, INC.



                By: /S/
                   ---------------------------------
                       Mark W. Smith, President & CEO


                       Address:
                       Attention: Greg Urbanski or Mark W. Smith
                       BrowseSafe.com, Inc.
                       335 W. 9th St.
                       Indianapolis, IN 46202
                       Telephone: (317) 633-6656
                       Facsimile: (317) 633-6655


       SUBSCRIBER:
                SWARTZ PRIVATE EQUITY, LLC.

                By: /S/
                   ---------------------------------
                       Eric S. Swartz, Manager


        Address:       1080 Holcomb Bridge Road
                       Bldg. 200, Suite 285
                       Roswell, GA  30076
                       Telephone: (770) 640-8130
                       Facsimile:  (770) 640-7150

                                    EXHIBIT B


                                 March 14, 2000


Swartz Private Equity, LLC
1080 Holcomb Bridge Road
200 Rosewell Summit, Suite 285
Rosewell, GA 30076

        Re:  BrowseSafe.com, Inc.
                Private Equity Line Commitment Opinion

Ladies and Gentlemen:

        This firm has acted as special counsel to BrowseSafe.com, Inc., a Nevada corporation (the "Company"), in connection with the Regulation D Common Stock Private Equity Line Investment Agreement (the "Investment Agreement"), dated as of March 14, 2000, by and between the Company and Swartz Private Equity, LLC (the "Investor"), and the issuance and sale of shares of the Company's Common Stock, $.001 par value ("Common Stock"), provided for thereunder. This opinion is being delivered to the Investor pursuant to Section 6.7 of the Investment Agreement. Capitalized terms used herein without definition have the respective meanings assigned to them in the Investment Agreement and Registration Rights Agreement.

        In connection with and as the basis for these opinions, we have examined originals or copies, certified or otherwise identified to us, of certain documents, corporate records and other instruments, including the following (i) the Articles of Incorporation of the Company, as amended, certified by the Secretary of the Company; (ii) the By-laws of the Company as in effect on the date hereof, as certified by an officer of the Company, (iii) a certificate dated December 9, 1999 by the Secretary of State of the State of Nevada regarding the existence and good standing of the Company as a corporation under the laws of the State of Nevada and a review of the Nevada Secretary of State's internet website as to the Company's continued good standing; (iv) the minute books of the Company, including copies, certified to our satisfaction, of resolutions adopted by the Board of Directors of the Company as of March 3, 2000, (v) the Investment Agreement; (vi) the Registration Rights Agreement;
(vii) Irrevocable Instructions to Transfer Agent; (viii) certain Warrants (the "Warrants") to purchase the Company's Common Stock to be issued to each such Investor (the "Warrant Holder") in accordance with the Investment Agreement and
(ix) the Warrant Side Agreement. The items described in (v), (vi), (vii) (viii) and (ix) are sometimes referred to in this Opinion as the "Transaction Documents."

        We have also examined such other documents, records, certificates and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

        We have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the Transaction Documents as to the matters of fact therein represented. As to certain questions of fact material to the opinions contained herein, we have, when appropriate, relied upon the representations of each party made in the Investment Agreement and other Transaction Documents and certificates or statements of public officials and officers and agents of the Company, and we have assumed that any certificates or statements of public officials dated earlier date hereof are accurate on the date hereof as if made on and as of such date.

        In our examination of Transaction Documents described above, we have assumed the genuineness of all signatures of parties other than the Company, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

        With respect to our opinions that the Common Stock, when issued, upon exercise of the Put Shares and the Warrants and fulfillment of the terms of the Transaction Documents, respectively, will be validly issued, we have assumed that (i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock, at all times while the Investment Agreement and Warrants are outstanding, to permit the issuance of the Put Shares and the exercise of the Warrants in accordance with their terms.

        In addition, we have assumed that the representations and warranties as to factual matters and acknowledgments made by each Subscriber in Sections 3 and 4 of the Investment Agreement are true. We have also assumed that the Investor has received all of the documents that the Investor was required to receive under the Investment Agreement.

        Based upon and subject to the foregoing and the qualifications, limitations and assumptions set forth herein, it is our opinion that, as of the date hereof:

        1. The Company is a corporation duly incorporated and validly existing under the laws the state of Nevada. The Company has the corporate power and authority to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation in every jurisdiction that such qualification is necessary, except where the failure to so qualify would not have a material adverse effect.

        2. The execution, delivery and performance of the Transaction Documents, the issuance of the Common Stock, the issuance of the Warrants and the issuance of the Common Stock upon exercise of the Warrants have been duly approved by all required corporate action on the part of the Company, and except for approval by the Company's stockholders to increase the number of authorized shares of Common Stock of the Company, no further consents of the Company or its Board of Directors or stockholders are required.

        3. In the course of the preparation of the Transaction Documents, which involved, among other things, discussions and inquiries concerning the various legal matters and the review of certain corporate records, documents and proceedings, certain attorneys from our firm participated in conferences with certain officers and other representatives of the Company during which the contents of the Transaction Documents and related matters were discussed, and we advised the Company as to the requirements of the Securities Act (including Regulation D thereunder) and the applicable rules and regulations thereunder. During the course of our representation nothing has come to our attention to cause us to have reason to believe that the Transaction Documents contained any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock ($.001 par value). To the best of our knowledge, the outstanding issued capital stock of the Company is set forth in the Capitalization Schedule included as Schedule K to the Investment Agreement. The outstanding shares of Common Stock of the Company are validly authorized and issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and such shares of capital stock have not been issued, and are not owned or held in violation of any preemptive or similar rights of stockholders known to us.

        5. When the Put Shares are issued in accordance with the Investment Agreement, or when shares of Common Stock are issued upon exercise of the Warrants in accordance with the terms of the Warrants or the Warrant Side Agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, free of all statutory or, to our knowledge, preemptive or similar rights.

        6. The Investment Agreement, the Registration Rights Agreement, the irrevocable Instructions to Transfer Agent and the Warrant Side Agreement have been duly executed and delivered and are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

        7. It will not be necessary, in connection with the execution of the Investment Agreement and the issuance and sale of the Put Shares to register such securities under the Securities Act of 1933, as Amended (the Securities
Act) and applicable state securities laws, and such execution, issuance and sale are exempt from such registration under Section 4(2) and/or Regulation D Rule 506 of the Securities Act.

        8. It will not be necessary to register the issuance and sale of the Warrants (including those Warrants which may be issued under the Warrant Side Agreement) or the Common Stock upon exercise of the Warrants under the Securities Act and applicable state securities laws, and such issuance and sale are exempt from such registration under the Securities Act.

        9. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby will not, (i) violate the Articles of Incorporation or Bylaws of the Company, or result in a violation of any federal or Nevada law, rule or regulation (or order, judgment or decree known to me) of a type generally recognized as being directly applicable to the Company and the transactions contemplated by the Transaction Documents, (ii) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreements, indenture or instrument of which we are aware and to which the Company is a party or by which its property is bound or any material agreement, indenture or instrument entered into subsequent thereto of which we are aware. Assuming and relying upon the accuracy of the relevant representations and agreements of the Investor to the Investment Agreement, the Company is not required to obtain any consent, approval or action of, or make any filings with, or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, except as may have been duly obtained or made, as the case may be, and are in full force and effect (other than any SEC, NASD or state securities filings set forth in the Investment Agreement which may be required to be made by the Company, any registration statement under the Act which may be filed pursuant to the Transaction Documents and authorization by the Company's stockholders to increase the authorized Common Stock of the Company) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the securities in accordance with the terms of the Transaction Documents.

        10. To our knowledge, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Company's reports filed under the Exchange Act, or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties or assets of the Company. Notwithstanding the foregoing, attached as Exhibit A is a discussion of certain recent developments relating to the Funding Group which supplements the discussion appearing in the Form 10-SB, as amended, as filed by the Company with the Securities and Exchange Commission on November 24, 1999.

        The opinions set forth herein are subject to the following qualifications, limitations and assumptions:

        (a) Our opinion in paragraph 6 above as to the enforceability of the Transaction Documents is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws and legal principles of general application now or hereafter in effect relating to or limiting the rights of creditors, and (ii) such opinion does not mean that

          (x) any particular remedy is available upon a material default or

          (y) that a court will enforce every provision of a contract exactly as it is written.

In addition, certain provisions of the Transaction Documents (including, without limitation, indemnification provisions and provisions in the nature of liquidated damages or penalties) may not be enforceable in whole or in part under the laws or public policies of the United States or the State of Nevada.

        (b) We have assumed (i) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto other than the Company, enforceable in accordance with the respective terms, (ii) that the parties to the Transaction Documents, other than the Company, have the requisite corporate power and authority to enter into such agreements and to perform their respective obligations thereunder and (iii) that each of the parties to the Transaction Documents, other than the Company, have duly authorized, executed and delivered the Transaction Documents. We have also assumed the legal capacity of all natural persons whose acts are relevant to the opinions rendered herein.

        (c) We express no opinion and assume no responsibility as to the effect of, or consequences resulting from, any legislative act or other change in law occurring after the date of this letter.

        (d) We express no opinion on the enforceability, under certain circumstances, of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

        (e) We express no opinion on the enforceability, in certain circumstances, of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive.

        (f) We express no opinion on limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damage suffered by the aggrieved party as a result of the delinquencies or defaults.

        (g) We express no opinion with respect to any application of the usury laws of any jurisdiction.

        (h) As to the conclusion expressed in paragraph 10, we have made no independent investigation or inquiry and have relied on the statements of officers of the Company and our examination of the Company's reports filed under the Exchange Act. No inference as to our knowledge of any matters bearing on the accuracy of any such statements should be drawn from the fact of our representation of the Company.

        This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred.

        We are members of the Bar of the State of Indiana. We call your attention to the fact that the Transaction Documents are stated therein to be governed by the State of Georgia and that no attorneys with our firm are members of the Bar of the State of Georgia. We express no opinion as to the enforceability of the choice of law provisions of such documents under Georgia law. The enforceability opinions contained herein are given on the assumption that the internal laws (as opposed to conflict of law provisions) of the State of Georgia are identical to those of the State of Indiana. This opinion is based solely upon the foregoing state laws and the laws of the United States as currently in effect.

        The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and may not be relied upon by, or delivered to, any other person or entity or for any other purpose without our prior written consent.


                                                   Very truly yours,

                                                   LOWE GRAY STEELE & DARKO, LLP


                                                          /S/


cc:     BrowseSafe.com, Inc.

                                    EXHIBIT A

     The following is an update of the information provided in the Form 10-SB relating to certain transactions involving the Funding Group. The Company received two letters dated March 1, 2000, from Michael J. Morrison, an attorney in Reno, Nevada, one of which states that he represents the Funding Group aka Hemisphere Group of Companies and the other stating that he represents the Funding Group aka Next Millennium Management, Ltd. Copies of these letters are attached. The Company disputes the Funding Group's claim to the 2,738,000 shares and Mr. Morrison's contention that the Form 10-SB contains false and misleading disclosures relating to the Funding Group. The Company is currently evaluating what actions to take with respect to this matter.

     Keith Balderson, one of the Company's directors, is a principal of Next Millennium Group, Ltd. In light of Mr. Morrison's letter stating that he represented the Funding Group aka Next Millenium Group, Ltd., the Company suggested to Mr. Balderson that he resign as a director. Mr. Balderson submitted his resignation effective March 2, 2000, a copy of which is attached.

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

The following is an exception to Section 5.2:

The following is an update of the information provided in the Form 10-SB relating to certain transactions involving the Funding Group. The Company received two letters dated March 1, 2000, from Michael J. Morrison, an attorney in Reno, Nevada, one of which states that he represents the Funding Group aka Hemisphere Group of Companies and the other stating that he represents the Funding Group aka Next Millennium Management, Ltd. Copies of these letters have been attached to the commitment opinion of Lowe Gray Steele & Darko, LLP. The Company disputes the Funding Group's claim to the 2,738,000 shares and Mr. Morrison's contention that the Form 10-SB contains false and misleading disclosures relating to the Funding Group. The Company is currently evaluating what actions to take with respect to this matter.

Keith Balderson, one of the Company's directors, is a principal of Next Millennium Group, Ltd. In light of Mr. Morrison's letter stating that he represented the Funding Group aka Next Millenium Group, Ltd., the Company suggested to Mr. Balderson that he resign as a director. Mr. Balderson submitted his resignation effective March 2, 2000, a copy of which is attached to the commitment opinion of Lowe Gray Steele & Darko, LLP.

The following is an exception to Section 5.3:

The Company currently does not have sufficient authorized common stock to complete all of the transactions contemplated by this Agreement. It intends to increase its authorized common stock at either an annual meeting or a special meeting of the shareholders prior to the date the Registration Statement becomes effective.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH UNDER THAT CERTAIN INVESTMENT AGREEMENT BY AND BETWEEN THE COMPANY AND HOLDER REFERENCED THEREIN AS EXHIBIT J.

Warrant to Purchase "N" shares                            Warrant Number ____
                   ----
                        Warrant to Purchase Common Stock
                                       of
                              BROWSESAFE.COM, INC.

        THIS CERTIFIES that Swartz Private Equity, LLC or any subsequent holder hereof ("Holder"), has the right to purchase from BrowseSafe.com, Inc., a Nevada corporation (the "Company"), up to "N" fully paid and nonassessable shares, wherein "N" is defined below, of the Company's common stock, $0.001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time the date that is five (5) years after the Date of Issuance (the "Exercise Period"); provided, that, with respect to each "Put," as that term is defined in that certain Investment Agreement (the "Investment Agreement") by and between the initial Holder and Company, dated on or about March 14, 2000, "N" shall equal ten percent (10%) of the number of shares of Common Stock purchased by the Holder in that Put.

        Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

        1.     Date of Issuance and Term.
     This Warrant shall be deemed to be issued on _____________, ______ ("Date of Issuance"). The term of this Warrant is five (5) years from the Date of Issuance.

        2.      Exercise.
     (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby

                                    Exhibit D

(the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: Greg Urbanski or Mark W. Smith; BrowseSafe.com, Inc., 7202 East 87th Street, Suite 109, Indianapolis, Indiana 46256; Telephone:
317-915-9301, Facsimile: 317-915-9309, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

        (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(a) above are satisfied.

        (c) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

        (d) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

        3.     Payment of Warrant Exercise Price.
               ---------------------------------

        The Exercise Price ("Exercise Price"), shall initially equal $Y per share ("Initial Exercise Price"), where "Y" shall equal 110% of the Market Price for the applicable Put (as both are defined in the Investment Agreement) or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal one hundred and ten percent (110%) of the lowest closing bid price of the Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

        Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

        (i)    Cash Exercise: cash, bank or cashiers check or wire transfer; or

        (ii) Cashless Exercise: subject to the last sentence of this Section 3, surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                                    X = Y (A-B)/A

where:  X = the number of shares of Common Stock to be issued to Holder.

        Y = the number of shares of Common Stock for which this Warrant is being exercised.

               A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average Closing Price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five (5) trading days prior to the date of exercise of the Warrants. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

               B = the Exercise Price.

        For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the O.T.C. Bulletin Board, the National Market System ("NMS"), the New York Stock Exchange, the Nasdaq Small Cap Market, or if no longer traded on the O.T.C. Bulletin Board, the NMS, the New York Stock Exchange, the Nasdaq Small Cap Market, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

        For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

        Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised in a cashless exercise transaction if, on the Date of Exercise, the shares of Common Stock to be issued upon exercise of this Warrant would upon such issuance be then registered pursuant to an effective registration statement filed pursuant to that certain Registration Rights Agreement dated on or about March 14, 2000, by and among the Company and certain investors, or otherwise be registered under the Securities Act of 1933, as amended.

        4.     Transfer and Registration.
               -------------------------

        (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

        (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement dated on or about March 14, 2000 between the Company and certain investors and, accordingly, has the benefit of the registration rights pursuant to that agreement.

        5.     Anti-Dilution Adjustments.
               -------------------------

        (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

        (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

        (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

        (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exerciseable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

        (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

        (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

        6.     Fractional Interests.
               --------------------

               No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

        7.     Reservation of Shares.
               ---------------------

               The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.


        8.     Restrictions on Transfer.
               ------------------------

               (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

               (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

        9.     Benefits of this Warrant.
               ------------------------

               Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

        10.    Applicable Law.
               --------------

               This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Georgia, without giving effect to conflict of law provisions thereof.

        11.    Loss of Warrant.
               ---------------

               Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

        12.    Notice or Demands.
               -----------------

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the Attention: Greg Urbanski or Mark W. Smith; BrowseSafe.com, Inc., 7202 East 87th Street, Suite 109, Indianapolis, Indiana 46256; Telephone: 317-915-9301, Facsimile:
317-915-9309. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ______ day of ________________, _______.




                                    BROWSESAFE.COM, INC.

                                    By:  ________________________________
                                    Mark W. Smith, President & CEO



                                    EXHIBIT A

                            EXERCISE FORM FOR WARRANT

                             TO: BROWSESFE.COM, INC.

        The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of BrowseSafe.com, Inc., a Nevada corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:

------------------------------------------------------------------------
                                    Signature


-----------------------------------------------------------------------
                                   Print Name


------------------------------------------------------------------------
                                     Address

-----------------------------------------------------------------------

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
------------------------------------------------------------------------

                                    EXHIBIT B

                                   ASSIGNMENT

                           (To be executed by the registered holder
                              desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of _____________________, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                                      ______________________________
                                                   Signature


Fill in for new registration of Warrant:


 -----------------------------------
               Name

-----------------------------------
               Address

-----------------------------------
Please print name and address of assignee
(including zip code number)


NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               ADVANCE PUT NOTICE



BROWSESAFE.COM, INC. (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to _____________________________, the Investor, as of the Intended Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about March 14, 2000.


                   Date of Advance Put Notice: _________________


                   Intended Put Date :__________________________


                   Intended Put Share Amount: __________________

                   Company Designation Maximum Put Dollar Amount
                   (Optional):

                   ---------------------------------------------.

                   Company Designation Minimum Put Share Price (Optional):

                   ---------------------------------------------.



                                  BROWSESAFE.COM, INC.


                             By:____________________________________
                                      Mark W. Smith, President & CEO

                          Address:
                                  Attention: Greg Urbanski or Mark W. Smith
                                  BrowseSafe.com, Inc.
                                  7202 East 87th Street, Suite 109
                                  Indianapolis, Indiana 46256
                                  Telephone:  317-915-9301
                                  Facsimile: 317-915-9309


                                    EXHIBIT E

                       CONFIRMATION of ADVANCE PUT NOTICE


_________________________________, the Investor, hereby confirms receipt of
BROWSESAFE.COM, INC.'s (the "Company") Advance Put Notice on the Advance Put Date written below, and its intention to elect to exercise a Put to sell shares of common stock ("Intended Put Share Amount") of the Company to the Investor, as of the intended Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about March 14, 2000.


                 Date of Confirmation: ____________________

                 Date of Advance Put Notice: _______________

                 Intended Put Date: ________________________

                 Intended Put Share Amount: ________________

                 Company Designation Maximum Put Dollar Amount (Optional):

                 ----------------------------------------.

                 Company Designation Minimum Put Share Price (Optional):

                 ----------------------------------------.

                       INVESTOR(S)

                                -----------------------------------
                                Investor's Name

                                By: ________________________________
                                       (Signature)
                 Address:       ____________________________________


                                ------------------------------------

                                ------------------------------------

                 Telephone No.: ___________________________________

                 Facsimile No.:  ___________________________________


                                    EXHIBIT F

                                   PUT NOTICE

BROWSESAFE.COM, INC. (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to _____________________________, the Investor, as of the Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about March 14, 2000.

                   Put Date :_________________

                   Intended Put Share Amount (from Advance Put
                   Notice):_________________ Common Shares


                   Company Designation Maximum Put Dollar Amount (Optional):

                   ----------------------------------------.

                   Company Designation Minimum Put Share Price (Optional):

                   ----------------------------------------.



Note: Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.




                                 BROWSESAFE.COM, INC.


                            By:____________________________________
                                     Mark W. Smith, President & CEO

                         Address:
                                 Attention: Greg Urbanski or Mark W. Smith
                                 BrowseSafe.com, Inc.
                                 7202 East 87th Street, Suite 109
                                 Indianapolis, Indiana 46256
                                 Telephone:  317-915-9301
                                 Facsimile: 317-915-9309



                                    EXHIBIT G

                           CONFIRMATION of PUT NOTICE


_________________________________, the Investor, hereby confirms receipt of
BrowseSafe.com, Inc. (the "Company") Put Notice and election to exercise a Put to sell ___________________________ shares of common stock ("Common Stock") of the Company to Investor, as of the Put Date, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about March 14, 2000.


                              Date of this Confirmation: ________________


                              Put Date :_________________


                              Number of Put Shares of
                              Common Stock to be Issued: _____________

                              Volume Evaluation Period: _____ Business Days

                              Pricing Period: _____ Business Days



                     INVESTOR(S)

                              -----------------------------------
                              Investor's Name

                              By: _________________________________
                                     (Signature)
               Address:       ____________________________________

                              ------------------------------------

                              ------------------------------------

               Telephone No.: ___________________________________

               Facsimile No.: ____________________________________



                                    EXHIBIT H

                                 March __, 2000


Swartz Private Equity, LLC
1080 Holcomb Bridge Road
200 Rosewell Summit, Suite 285
Rosewell, GA 30076

        Re:  BrowseSafe.com, Inc.
                Put Opinion

Ladies and Gentlemen:

        This firm has acted as special counsel to BrowseSafe.com, Inc., a Nevada corporation (the "Company"), in connection with the Regulation D Common Stock Private Equity Line Investment Agreement (the "Investment Agreement"), dated as of March __, 2000, by and between the Company and Swartz Private Equity, LLC (the "Investor"), and the issuance and sale of shares of the Company's Common Stock, $.001 par value ("Common Stock"), provided for thereunder. This opinion is being delivered to the Investor pursuant to Section 2.3.5(b) of the Investment Agreement in connection with the Put Notice and Closing provided for therein. Capitalized terms used herein without definition have the respective meanings assigned to them in the Investment Agreement and Registration Rights Agreement.

        In connection with and as the basis for these opinions, we have examined originals or copies, certified or otherwise identified to us, of certain documents, corporate records and other instruments, including the following (i) the Articles of Incorporation of the Company, as amended, certified by the Secretary of the Company; (ii) the By-laws of the Company as in effect on the date hereof, as certified by an officer of the Company, (iii) a certificate dated December 9, 1999 by the Secretary of State of the State of Nevada regarding the existence and good standing of the Company as a corporation under the laws of the State of Nevada and a review of the Nevada Secretary of State's internet website as to the Company's continued good standing; (iv) the minute books of the Company, including copies, certified to our satisfaction, of resolutions adopted by the Board of Directors of the Company as of March 3, 2000, (v) the Investment Agreement; (vi) the Registration Rights Agreement;
(vii) Irrevocable Instructions to Transfer Agent; and (viii) certain Warrants (the "Warrants") to purchase the Company's Common Stock to be issued to each such Investor (the "Warrant Holder") in accordance with the Investment Agreement. The items described in (v), (vi), (vii) and (viii) are sometimes referred to in this Opinion as the "Transaction Documents."

        We have also examined such other documents, records, certificates and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

        We have also examined, relied upon, and assumed the accuracy, where appropriate, of the representations and warranties of the Company and the other parties thereto contained in the Transaction Documents as to the matters of fact therein represented. As to certain questions of fact material to the opinions contained herein, we have, when appropriate, relied upon the representations of each party made in the Investment Agreement and other Transaction Documents and certificates or statements of public officials and officers and agents of the

Company, and we have assumed that any certificates or statements of public officials dated earlier date hereof are accurate on the date hereof as if made on and as of such date.

        In our examination of Transaction Documents described above, we have assumed the genuineness of all signatures of parties other than the Company, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

        With respect to our opinions that the Common Stock, when issued, upon exercise of the Put Shares and the Warrants and fulfillment of the terms of the Transaction Documents, respectively, will be validly issued, we have assumed that (i) such Common Stock will be evidenced by appropriate certificates, duly executed and delivered and (ii) the Company will maintain a sufficient number of authorized and unissued shares of Common Stock, at all times while the Investment Agreement and Warrants are outstanding, to permit the issuance of the Put Shares and the exercise of the Warrants in accordance with their terms.

        In addition, we have assumed that the representations and warranties as to factual matters and acknowledgments made by each Subscriber in Sections 3 and 4 of the Investment Agreement are true. We have also assumed that the Investor has received all of the documents that the Investor was required to receive under the Investment Agreement.

        Based upon and subject to the foregoing and the qualifications, limitations and assumptions set forth herein, it is our opinion that, as of the date hereof:

1. The Company is a corporation duly incorporated and validly existing under the laws the state of Nevada. The Company has the corporate power and authority to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation in every jurisdiction that such qualification is necessary, except where the failure to so qualify would not have a material adverse effect.

        2. When the Put Shares are issued in accordance with the Investment Agreement, or when shares of Common Stock are issued upon exercise of the Warrants in accordance with the terms of the Warrants, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, free of all statutory or, to my knowledge, preemptive or similar rights.

        3. The Investment Agreement, the Registration Rights Agreement and the irrevocable Instructions to Transfer Agent have been duly executed and delivered and are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

        4. It will not be necessary in connection with the issuance and sale of the Put Shares, to register such securities under the Securities Act of 1933, as amended ("Securities Act") and applicable state securities laws, and such issuance and sale are exempt from such registration under Section 4(2) and/or Regulation D Rule 506 of the Securities Act.

        5. It will not be necessary to register the issuance and sale of the Warrants, or the issuance of the Common Stock upon exercise of the Warrants under the Securities Act and applicable state securities laws, and such issuance and sale are exempt from such registration under the Securities Act.

        6. The execution, delivery and performance of the Transaction Documents, the issuance of the Common Stock, the issuance of the Warrants and the issuance of the Common Stock upon exercise of the Warrants have been duly approved by all required corporate action on the part of the Company, and except for approval by the Company's stockholders to increase the number of authorized shares of Common Stock of the Company, no further consents of the Company or its Board of Directors or stockholders are required.

        7. In the course of the preparation of the Transaction Documents, which involved, among other things, discussions and inquiries concerning the various legal matters and the review of certain corporate records, documents and proceedings, certain attorneys from our firm participated in conferences with certain officers and other representatives of the Company during which the contents of the Transaction Documents and related matters were discussed, and we advised the Company as to the requirements of the Securities Act (including Regulation D thereunder) and the applicable rules and regulations thereunder. During the course of our representation nothing has come to our attention to cause us to have reason to believe that the Transaction Documents contained any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       8. To our knowledge, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Company's reports filed under the Exchange Act, or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties or assets of the Company. Notwithstanding the foregoing, attached as Exhibit A is a discussion of certain recent developments relating to the Funding Group which supplements the discussion appearing in the Form 10-SB, as amended, as filed by the Company with the Securities and Exchange Commission on November 24, 1999.

        The opinions set forth herein are subject to the following qualifications, limitations and assumptions:

        (a) Our opinion in paragraph 3 above as to the enforceability of the Transaction Documents is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws and legal principles of general application now or hereafter in effect relating to or limiting the rights of creditors, and (ii) such opinion does not mean that

          (x) any particular remedy is available upon a material default or

          (y) that a court will enforce every provision of a contract exactly as it is written.

In addition, certain provisions of the Transaction Documents (including, without limitation, indemnification provisions and provisions in the nature of liquidated damages or penalties) may not be enforceable in whole or in part under the laws or public policies of the United States or the State of Nevada.

        (b) We have assumed (i) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto other than the Company, enforceable in accordance with the respective terms, (ii) that the parties to the Transaction Documents, other than the Company, have the requisite corporate power and authority to enter into such agreements and to perform their respective obligations thereunder and (iii) that each of the parties to the Transaction Documents, other than the Company, have duly authorized, executed and delivered the Transaction Documents. We have also assumed the legal capacity of all natural persons whose acts are relevant to the opinions rendered herein.

        (c) We express no opinion and assume no responsibility as to the effect of, or consequences resulting from, any legislative act or other change in law occurring after the date of this letter.

        (d) We express no opinion on the enforceability, under certain circumstances, of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

        (e) We express no opinion on the enforceability, in certain circumstances, of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive.

        (f) We express no opinion on limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damage suffered by the aggrieved party as a result of the delinquencies or defaults.

        (g) We express no opinion with respect to any application of the usury laws of any jurisdiction.

        (h) As to the conclusion expressed in paragraph 10, we have made no independent investigation or inquiry and have relied on the statements of officers of the Company and our examination of the Company's reports filed under the Exchange Act. No inference as to our knowledge of any matters bearing on the accuracy of any such statements should be drawn from the fact of our representation of the Company.

        This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred.

        We are members of the Bar of the State of Indiana. We call your attention to the fact that the Transaction Documents are stated therein to be governed by the State of Georgia and that no attorneys with our firm are members of the Bar of the State of Georgia. We express no opinion as to the enforceability of the choice of law provisions of such documents under Georgia law. The enforceability opinions contained herein are given on the assumption that the internal laws (as opposed to conflict of law provisions) of the State of Georgia are identical to those of the State of Indiana. This opinion is based solely upon the foregoing state laws and the laws of the United States as currently in effect.

        The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and may not be relied upon by, or delivered to, any other person or entity or for any other purpose without our prior written consent.

                                                   Very truly yours,

                                                   LOWE GRAY STEELE & DARKO, LLP





cc:     BrowseSafe.com, Inc.

                                    EXHIBIT A

        The following is an update of the information provided in the Form 10-SB relating to certain transactions involving the Funding Group. The Company received two letters dated March 1, 2000, from Michael J. Morrison, an attorney in Reno, Nevada, one of which states that he represents the Funding Group aka Hemisphere Group of Companies and the other stating that he represents the Funding Group aka Next Millennium Management, Ltd. Copies of these letters are attached. The Company disputes the Funding Group's claim to the 2,738,000 shares and Mr. Morrison's contention that the Form 10-SB contains false and misleading disclosures relating to the Funding Group. The Company is currently evaluating what actions to take with respect to this matter.

        Keith Balderson, one of the Company's directors, is a principal of Next Millennium Group, Ltd. In light of Mr. Morrison's letter stating that he represented the Funding Group aka Next Millenium Group, Ltd., the Company suggested to Mr. Balderson that he resign as a director. Mr. Balderson submitted his resignation effective March 2, 2000, a copy of which is attached.

                                    Exhibit J

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk, and you should purchase our common stock only if you can afford a complete loss. You should consider carefully information about these risks, and all information contained in this prospectus, before you buy our common stock.

Markets for our products are subject to change.

The markets for our products are characterized by rapid technological advances, product obsolescence, changes in customer requirements and evolving regulatory requirements and industry standards. Our future prospects will depend in part on our ability to enhance our products in a timely manner and to identify, develop and achieve market acceptance of new products that address new technologies and standards and meet customer needs in the market. Any failure by us to anticipate or to respond adequately to technological developments in our industry, changes in customer requirements, or changes in regulatory requirements or industry standards, or any significant delays in the development, introduction or shipment of products, could have a material adverse effect on our business and operating results.

The success of our products is dependent upon our ability to review Internet sites.

A key element in our products is the personal review of Internet sites by our trained staff. Our inability to review sites accurately and on a timely basis due to the explosive growth of the Internet would have a material adverse effect on our business and operating results.

We have incurred significant losses and expect to continue to do so.

To date, we have incurred significant losses. At December 31, 1999, our accumulated deficit was approximately $1,615,000 and our working capital deficit was $945,000 based upon our unaudited financial statements. For the year ended December 31, 1999, we incurred a net loss of $1,075,000. For the year ended December 31, 1998, we incurred a net loss of $541,420 based on our audited financial statements. These losses have resulted primarily from a lack of revenue due to the continued development of the product which is not market ready and the associated costs of operating the Company during that period of time.

We expect to continue to incur operating losses in the future. There is no assurance that sales of our products and services will ever generate sufficient revenues to fund our continuing operations, that we will generate positive cash flow or that we will attain or sustain profitability.

We are a development stage business and have no significant revenues.

We are a development stage company and have yet to generate any material revenues. We have had limited financial results upon which prospective investors may base an assessment of our potential. There is no assurance that we will become profitable. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any development stage company, many of which are beyond our control. These include substantial delays and expenses related to testing and development of new products, production and marketing problems encountered in connection with new and existing products and technologies, unexpectedly high costs, competition from larger and more established companies, lack of market acceptance of new products and technologies, and other unforeseen difficulties.

We have a limited operating history.

Although BrowseSafe was incorporated in 1990, it had no significant business operations until July, 1999. Mark W. Smith, our President and Chief Executive Officer, Gregory P. Urbanski, our Chief Financial Officer and Ted P. O'Brien our Vice President of Sales and Marketing have been with us only since July, 1999. Because of our limited operating history, you have limited information on which to assess our ability to realize operating revenues or profits in the future.

We may require additional financing.

Lack of sufficient funding could force us to curtail substantially or cease our operations, which would have a material adverse effect on our business. Based on our potential rate of cash operating expenditures and our current plans, we anticipate our cash requirements for the next 12 months may need to come primarily from the proceeds of the Investment Agreement. However, our ability to raise funds under the Investment Agreement is subject to certain conditions. These conditions include the continuing effectiveness of a registration statement covering the resale of the shares sold under the Investment Agreement and a limitation on the number of shares we may issue based on the volume of trading in the common stock. We anticipate that our future cash requirements may be fulfilled by improved sales of products and services, the sale of additional equity securities, debt financing and/or the sale or licensing of certain of our technologies. However, there can be no assurance that any future funds required in excess of the proceeds of the Investment Agreement will be generated from operations or from the aforementioned or other potential sources. There can also be no assurance that the required funds, if available, will be available on attractive terms or that the terms under which they are raised will not significantly dilute the interests of our existing shareholders.

Future growth is likely to strain our resources.

Any future growth is likely to place substantial strain on our administrative, operational and financial resources. To manage this growth, we must establish efficient systems and train and manage our employees. We have limited management depth and we will have to employ experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could have a material adverse effect on our business and future profitability.

                    We rely upon key strategic relationships.

We have established a number of strategic relationships with leading software companies, such as Microsoft and Netscape, some of which can be terminated upon the occurrence of certain circumstances. While we do not believe it is likely that these agreements will be terminated, the loss of any one of these strategic relationships would have a material adverse effect on our business, financial condition and results of operations.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

The Internet industry is rapidly evolving and intensely competitive. There are many internet browser software corporations. It is relatively easy for a new company to enter our industry. We expect competition to continue and intensify in the future. Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. For this reason, we may lack the financial resources needed to increase our market share.

Some of our competitors also offer a wider range of services than we offer and have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. This competition may lead to price and other forms of competition that could adversely affect our business. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not harm our business.

We believe that our ability to compete successfully depends on a number of factors both within and outside of our control, including: applications innovation; product quality and performance; price; experienced sales, marketing and service organizations; rapid development of new products and features; and product and policy decisions announced by our competitors.

Management has discretion of spending of proceeds.

Our management will have broad discretion to spend the proceeds of this offering without having to seek the approval of our stockholders. This means you are relying on our management to use our funds properly and effectively. Changes in our business plans, new needs or opportunities and industry trends may cause our management to spend our funds for uses that we cannot predict at this time.

Protection of our intellectual property is limited and there is a risk of claims for infringement.

We regard our trademarks, trade secrets (including our methodologies, practices and tools) and copyrights as important to our success. If others infringe or misappropriate our trademarks, copyrights or similar proprietary rights, our business could be hurt. In addition, although we do not believe that we are infringing the intellectual property rights of others, other parties might assert infringement claims against us. Such claims, even if not true, could result in significant legal and other costs and be a distraction to management. Protection of intellectual property rights in many foreign countries is weaker and less reliable than in the United States, so if our business expands into foreign countries, risks associated with intellectual property will increase.

We depend on Mark W. Smith, Gregory P. Urbanski and Ted P. O'Brien and the loss of their services could harm our business.

We place substantial reliance upon the efforts and abilities of our three key executive officers -Mark W. Smith, our President and Chief Executive Officer, Gregory P. Urbanski, our Chief Financial Officer and Ted O'Brien, our Vice President of Sales and Marketing. The loss of the services of any of them could have a material adverse effect on our business, operations, revenues or prospects. We presently do not have employment agreements with any of them. We have no assurance that they will remain in our employ. We do not maintain and we do not intend to obtain key man insurance on the lives of Messrs. Smith, Urbanski and O'Brien.

We may be subject to government regulation in the future that could adversely affect our business.

Our Internet-related business, and the Internet industry generally, is presently not subject to extensive government regulation. However, because the Internet is still evolving, new laws or regulations may be implemented that specifically impact our business. New laws or regulations may address issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional communications services with Internet communications. There can be no assurance that in the future, as the Internet market develops, regulation of certain activities on the Internet will not be implemented and that such regulation will not adversely impact our business and operations.

Our stock price is volatile.

The market price of our common stock has been and is likely to continue to be volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, overall equity market conditions or other events or factors. We anticipate that these fluctuations may continue. Because our stock is more volatile than the market as a whole, our stock is likely to be disproportionately harmed by factors that significantly harm the market, such as economic turmoil and military or political conflict, even if those factors do not relate to our business. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of management's attention and resources, which would hurt our business.

Trading of our common stock on the Pink Sheets may be limited.

Our common stock was traded on the OTC Bulletin Board until January 20, 2000 at which time it was de-listed due to our inability to clear comments from the Securities and Exchange Commission on our Form 10-SB prior to our compliance date of January 20, 2000 as provided in NASD Eligibility Rule 6430. The National Association of Securities Dealers, which operates the OTC Bulletin Board, adopted Eligibility Rule 6530 on January 4, 1999, which provides that companies which are not filing reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 are ineligible for listing on the NASDAQ Over-the-Counter Bulletin Board ("OTCBB"). We filed our Form 10-SB on November 24, 2000, and it became effective by operation of law on January 22, 2000. However, we are still clearing comments from the Securities and Exchange Commission relating to our financial statements which were included in our Form 10-SB. When we clear these comments, we intend through one or more of our market makers to reapply to have our common stock quoted on the OTC Bulletin Board. Until such time our common stock is quoted on the OTC Bulletin Board, it will be quoted on the National Quotation Bureau Pink Sheets. We cannot assure you that our stock will again be quoted on the OTC Bulletin Board.

The effects of the de-listing could include the limited release of the market prices of our common stock and limited news coverage of us. De-listing may restrict investors' interest in our common stock and materially adversely affect the trading market and prices for such securities and our ability to issue additional securities or to secure additional financing.

Trading in our common stock on the OTC Bulletin Board may be limited.

Even if our stock is quoted on the OTC Bulletin Board, the OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or Nasdaq, you may have difficulty reselling any of the shares that you purchase.

Our common stock is subject to penny stock regulation.

Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our securities and could limit your ability to sell your securities in the secondary market.

A significant percentage of our common stock is held by our directors and executive officers.

Our directors and executive officers currently own approximately 61.9% of our outstanding common stock. Accordingly, management is in a position to significantly influence the election of our directors and all other matters that are put to a vote of our shareholders.

The exercise of options and warrants may adversely affect our stock price and your percentage of ownership.

We have issued various warrants and options to purchase shares of our common stock. In the future, we may grant more warrants or options under stock option plans or otherwise. The exercise or conversion of stock options, warrants or other convertible securities that are presently outstanding or that may be granted in the future will dilute the percentage ownership of our other shareholders.

The sale of restricted securities could cause the market price of our stock to drop.

A substantial amount of our total outstanding shares are restricted from immediate resale. We have commitments to issue additional shares, many of which will also be restricted. However, restricted securities may be sold publicly subject to certain limitations after a holding period of at least one year. The one year holding period on many of these restricted shares will end at the end of June, 2000. As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

We may be involved in a lawsuit with a group claiming rights to stock.

We have certain disputes with a group of entities (the "Funding Group") which were parties to an Asset & Liability Contribution Agreement and a Share Exchange Agreement under which the Funding Group agreed to provide or cause third parties to provide certain funding to the Company in 1999 in exchange for the issuance shares of the Company's common stock. We did issue 2,738,000 shares but have not delivered them to the Funding Group due to their failure to provide all of the funding required by these agreements. In November, 1999, we advised all members of the Funding Group in writing that they were in breach of the Share Exchange Agreement and the Asset & Liability Contribution Agreement and provided them an opportunity to remedy the breach. We received two letters dated March 1, 2000, from an attorney in Reno, Nevada, one of which stated that he represents the Funding Group aka Hemisphere Group of Companies and the other stating that he represents the Funding Group aka Next Millennium Management, Ltd. The letter demanded delivery of the 2,738,000 shares and contends that we have made false and misleading disclosures about the Funding Group in our Form 10-SB which we filed with the Securities and Exchange Commission in November, 1999.

In addition, Keith Balderson, who was one of our directors, is a principal of Next Millennium Group, Ltd. In light of the letter from the attorney stating that he represented the Funding Group aka Next Millenium Group, Ltd., we suggested to Mr. Balderson that he resign as a director. Mr. Balderson submitted his resignation effective March 2, 2000 without protest.

We strongly disagree that the Funding Group is entitled to the shares, believe that the disclosures set out in our Form 10-SB are accurate and believe that we will prevail if this matter results in a lawsuit. We are currently evaluating what actions to take with respect to the claims of the Funding Group. If there is a lawsuit and we do not prevail on it, it could have a significant negative impact on us.

We plan to re-domesticate in Delaware and adopt certain anti-takeover and indemnification provisions and limitations on liability.

Our company is currently organized under Nevada law; however, we plan to re-domesticate in Delaware. As a part of this re-domestication, we plan to adopt certain provisions which could make the possible takeover of our company or the removal of our management more difficult. These actions could discourage hostile bids for control of our company that would allow stockholders to receive premiums for their shares of common stock or otherwise dilute the rights of holders of common stock.

We also intend to provide in our Certificate of Incorporation for the indemnification of our officers, directors, employees and agents. Under certain circumstances, they will be indemnified against attorney's fees and other expenses incurred by them and judgments rendered against them in any litigation to which they become a party arising from their association with or activities on our behalf. We may also bear the expenses of such litigation for any of our officers, directors, employees or agents, upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup even if we are entitled to do so.

We also intend to adopt provisions in our Certificate of Incorporation to exclude personal liability on the part of our directors to us for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, we would have a much more limited right of action against our directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws.

                                    Exhibit K

                             Capitalization Schedule

The Company's total authorized common stock is 25,000,000 shares, $.001 par value(1)

As of March 3, 2000, the total issued and outstanding shares of Common Stock are 18,075,346(2).

The Company has commitments to issue additional shares of Common Stock as follows:

Pursuant to the agreement with California Applied Research, Inc. ("CAR") based upon its funding to date, 3,000,000 restricted shares will be issued. An additional 3,000,000 shares will be issued upon the funding of the third traunch which is anticipated to occur as of March 31, 2000. These shares have piggy-back registration rights.

Also, in connection with the CAR transaction, there will be issued five year warrants to purchase 550,000 shares of Common Stock in accordance with the following schedule: 475,000 warrants issued prorata as funds are received by the Company and 75,000 warrants to be issued as a bonus when and if all funds have been tendered to the company on or before March 31, 2000. Based upon the funding to date, 237,500 shares will be issued with the remaining 312,500 shares to be issued upon the funding of the third traunch by March 31, 2000. The shares issued pursuant to the warrants will have piggy-back registration rights.

The Company will be issuing 550,000 shares to Ronald Ardt of Business Investor Services, Inc. upon the filing of a Form S-8 in connection with consulting services.

The Company will be issuing 50,000 shares to Len Shorkey upon the filing of a Form S-8 in connection with consulting services.

The Company will be issuing 450,000 shares of restricted stock to Palladin Management Company, Ltd. for market awareness and other services. These shares have piggy-back registration rights.

--------
1 The Company has advised Investor that the it does not have sufficient shares of the Common Stock authorized under its articles of incorporation to issue all of the shares relating to outstanding warrants and options or to issue the Common Stock contemplated by this Agreement. The Company shall prior to the Registration Statement becoming effective at either its next annual shareholder meeting or at a special meeting to be held for such purpose use its best efforts to obtain approval of its shareholders to increase in the number of authorized shares of Common Stock of the Company to a number which is sufficient to cover all of said warrants and stock options as well as at least 12,000,000 shares to be reserved for this Offering.

2 The records of the Company's transfer agent actually shows 19,075,346 shares outstanding; however, 1,000,000 of those shares were held in escrow in connection with certain bridge financing previously entered into with RIM Capital Group, LLC. The certificates relating to this 1,000,000 shares have been returned to the Company but have not yet been entered by the transfer agent as cancelled.

The Company will be issuing 424,000 shares of restricted stock to Victoria Lee of Blake Davis & Co., Inc. in connection with certain services relating to establishing the relationship between the Company and CAR and Swartz Private Equity, LLC. These shares have piggy-back registration rights.

The Company is obligated to issue 190,571 shares of restricted stock to various individuals who were early investors in the Company. These shares have piggy-back registration rights.

The Company has adopted a non-qualified incentive stock option plan to purchase up to 3,000,000 shares of Common Stock under the plan. The Company has issued stock options to purchase an aggregate of 1,250,000 shares of common stock to its executive officers and directors.

As soon as practicable after the Share Authorization Increase Approval, the Company will use its best efforts to reserve not less than 12,000,000 shares of Common Stock for issuance under this Agreement.

                                    Exhibit L

                           Uses of Investment Proceeds

        We expect to sell to the Investor not less than $10,000,000 and not more than $30,000,000 of Common Stock under the Agreement. Additional amounts may be received if the warrants to purchase common stock are exercised. We intend to use the net proceeds from this offering as follows:


o       Production                                                    130,617

o       Server Infrastructure and Bandwidth                           821,012

o       Marketing / Public Relations                                4,814,617

o       Internal Operations                                         2,468,495

o       Research & Development                                        335,000

o       Programming                                                   406,400

o       Creditor Payments                                             730,923

o       Working Capital                                               292,936
                                                                      -------

                                               TOTAL              $10,000,000

o       Production                                                    326,542

o       Server Infrastructure and Bandwidth                         4,028,084

o       Marketing / Public Relations                               13,444,851

o       Internal Operations                                         8,740,683

o       Research & Development                                        885,000

o       Programming                                                   975,000

o       Creditor Payments                                             730,923

o       Working Capital                                               868,917
                                                                      -------

                                               TOTAL              $30,000,000

                                    EXHIBIT M


For purposes of this Exhibit M, the term the "Company" means BrowseSafe.com, Inc. or its wholly owned subsidiary, BrowseSafe Technology, Inc.


Patents

        The Company has no patents or patent applications.


Trademarks and Trademark Registrations


A. The Company owns the following trademarks for which a registration has issued or an application for registration is pending on the Principal Register of the U.S. Patent and Trademark Office:

1.      Mark:         PLANETGOOD (typed form)
               Serial No.:   75-481,989
               Filing Date:  May 8, 1998
               Goods:        software for personal computer security while
                             accessing a global computer network
               Int'l Class:  09
               Status:       Registered (Reg. No. 2,288,288, issued October
                             19, 1999)

2.      Mark:         BrowseSafe (stylized form)
               Serial No.:   75-509,479
               Filing Date:  June 26, 1998
               Goods:        software for personal computer security while
                             accessing a global computer network
               Int'l Class:  09
               Status:       Registration application pending (Statement of Use
                             filed; non-final Office Action mailed on November
                             2, 1999)

3.      Mark:         PLANETHOME (typed form)
               Serial No.:   75-583,955
               Filing Date:  November 6, 1998
               Services:     computer services, namely, providing quality
                             assurance services and usability reviews in the
                             field of web sites
               Int'l Class:  42
               Status:       Registration application pending (Statement of Use
                             filed; assigned to examiner on February 4, 2000)

4.      Mark:         PLANETWOW (typed form)
               Serial No.:   75-584,324
               Filing Date:  November 6, 1998

               Services:     computer services, namely, providing quality
                             assurance services and usability reviews in the
                             field of web sites
               Int'l Class:  42
               Status:       Registration application pending (Statement of Use
                             filed; assigned to examiner on February 4, 2000)

5.      Mark:         PLANETCOOL (typed form)
               Serial No.:   75-584,378
               Filing Date:  November 6, 1998
               Services:     computer services, namely, providing quality
                             assurance services and usability reviews in the
                             field of web sites
               Int'l Class:  42
               Status:       Registration application pending (Notice of
                             Allowance mailed on January 25, 2000)

All registrations and applications are presently of record in the name of the Company's predecessor-in-interest, BrowseSafe, LLC (an Indiana limited liability company). BrowseSafe, LLC contributed all of its assets and liabilities, including its intellectual property, to BrowseSafe Technology, Inc., a wholly owned subsidiary of the Company pursuant to an Asset & Liability Contribution Agreement in May, 1999. The Company intends to make the necessary filings with U.S. Patent and Trademark Office to reflect this transfer.


B. The Company uses various designs, logos and composite marks on its product packaging, promotional materials and website (found at (www.browsesafe.com)) which are trademarks of the Company, but for which no applications for registration have been filed to-date with the U.S. Patent and Trademark Office or any other registration authority. These include:

     1. A logo depicting the planet Earth, sometimes used with the trade name "BrowseSafe.com" and a shadow grounding effect directly below (see website at: (www.browsesafe.com/aboutbrowsesafe/main)).

     2. A logo consisting of a square block design with the letters "PG" depicted in large, bold letters against a gold color background in a center panel of the block, with narrower panels of blue and red across the top and bottom, respectively. This design is sometimes depicted with the trademark "PlanetGood" in the top panel and the phrase "Family Safe Internet Browsing" directly below the "PG" in the center and bottom panels. (see website at:
          (www.browsesafe.com/aboutplanetgood/main) and at:
          (www.browsesafe.com/newsandpress/order)).

     3. The mark "PlanetBiz", which has been adopted by the Company and introduced on its website for a forthcoming Internet utilization control product intended for use by businesses.

Trade Names

The Company uses the trade names "BrowseSafe" and "BrowseSafe.com".


Copyrights

The Company holds copyrights in various computer programs, including existing versions of "PlanetGood" browser software and programs used in-house by the Company. The Company also holds copyrights in the technical manuals and instructional materials for its software products as well as promotional materials associated with its products and services. No applications for registration of a copyright in any of the Company's computer programs or other copyrightable works have been filed to-date.


Licenses and Assignments by the Company

Use of the Company's software products by consumers and others is subject to the terms and conditions of an end-user license agreement which accompanies the software. The Company authorizes various Internet Service Providers (ISP's) to promote and distribute the Company's products and services online to consumers and other end-users.

Except for such licenses and authorizations, the Company has neither assigned nor otherwise transferred any of its intellectual property necessary to the conduct of its business.


Licenses Granted to the Company

The Company has not been granted any licenses, know-how, technology and/or other intellectual property that is necessary to the conduct of its business, other than standard end-user licenses for the use of various commercially available software products used by the Company for office administration, management and operations.

                                    Exhibit N

                                  Key Employees

        The Company's Key Employees are as follows:

        Mark W. Smith, President, Chief Executive Officer and Director

        Ted P. O'Brien, Secretary, Vice President of Sales & Marketing and
                        Director

        Gregory P. Urbanski, Treasurer, Chief Financial Officer and Director

        Erik A. Hannemann, Director of Information Technology

                             PUT CANCELLATION NOTICE


BROWSESAFE.COM, INC. (the "Company") hereby cancels the Put specified below, pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about March 14, 2000, as of the close of trading on the date specified below (the "Cancellation Date," which date must be on or after the date that this notice is delivered to the Investor), provided that such cancellation shall not apply to the number of shares of Common Stock equal to the Truncated Put Share Amount (as defined in the Investment Agreement).




                         Cancellation Date: ________________________

                         Put Date of Put Being Canceled: ___________

                         Number of Shares Put on Put Date: _________

                         Reason for Cancellation (check one):

                                [ ] Material Facts, Ineffective
                                    Registration Period.

                                [ ] Delisting Event


The Company understands that, by canceling this Put, it must give twenty (20) Business Days advance written notice to the Investor before effecting the next Put.


                                 BROWSESAFE.COM, INC.


                            By:____________________________________
                                     Mark W. Smith, President & CEO

                         Address:
                                 Attention: Greg Urbanski or Mark W. Smith
                                 BrowseSafe.com, Inc.
                                 7202 East 87th Street, Suite 109
                                 Indianapolis, Indiana 46256
                                 Telephone:  317-915-9301
                                 Facsimile: 317-915-9309

                                    EXHIBIT Q

                              _______________, 2000


Swartz Private Equity, LLC
1080 Holcomb Bridge Road
200 Rosewell Summit, Suite 285
Rosewell, GA 30076

        Re:  BrowseSafe.com, Inc.
                Registration Opinion

Ladies and Gentlemen:

        Supplementing the Put Opinion of Counsel issued pursuant to the Regulation D Common Stock Private Equity Line Investment Agreement, dated as of March __, 2000, by and between the Company and the Investor named therein ("Investment Agreement"), the following supplemental opinions are provided pursuant to Section 2.3.6(a) of the Investment Agreement:

        (a) The Registration Statement has become effective under the Securities Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before, or are threatened by the Securities and Exchange Commission.

        (b) We have participated in the preparation of the Registration Statement and related Prospectus and after due inquiry nothing has come to our attention to cause us to have reason to believe that the Registration Statement, the related Prospectus, or any Amendment or Supplement thereto, at the time it became effective or as of the date hereof, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any Supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading.

        All of the qualifications, limitations and assumptions contained in the related Put Opinion are hereby incorporated by reference.

        This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred.

        We are members of the Bar of the State of Indiana. We call your attention to the fact that the Transaction Documents are stated therein to be governed by the State of Georgia and that no attorneys with our firm are members of the Bar of the State of Georgia. We express no opinion as to the enforceability of the choice of law provisions of such documents under Georgia law. The enforceability opinions contained herein are given on the assumption that the internal laws (as opposed to conflict of law provisions) of the State of Georgia are identical to those of the State of Indiana. This opinion is based solely upon the foregoing state laws and the laws of the United States as currently in effect.

        The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and may not be relied upon by, or delivered to, any other person or entity or for any other purpose without my prior written consent.

                                                   Very truly yours,

                                                   LOWE GRAY STEELE & DARKO, LLP





cc:     BrowseSafe.com, Inc.

                      PUT CANCELLATION NOTICE CONFIRMATION


The undersigned Investor to that certain Investment Agreement (the "Investment Agreement") by and between the BrowseSafe.com, Inc.'s, and Swartz Private Equity, LLC dated on or about March 14, 2000, hereby confirms receipt of BrowseSafe.com, Inc.'s (the "Company") Put Cancellation Notice, and confirms the following:


                                  Date of this Confirmation: ________________


                                  Put Cancellation Date : ___________________






                                   INVESTOR(S)

                                            -----------------------------------
                                            Investor's Name

                                            By: ________________________________
                                                   (Signature)
                             Address:       ____________________________________

                                            ------------------------------------

                                            ------------------------------------

                             Telephone No.: ___________________________________

                             Facsimile No.: ____________________________________






                                    EXHIBIT S

                                 March 14, 2000


Attn: Gina Zapara
Alexis Stock Transfer
43725 Monterey Ave., Suite A
Palm Desert, CA 92260
Telephone: (760) 773-9227
Fax: (760) 773-5881

Dear Ms. Zapara:

        Reference is made to that certain Investment Agreement (the "Investment Agreement"), dated on or about March 14, 2000, by and among BrowseSafe.com, Inc., a Nevada corporation (the "Company"), and the other signatories thereto (the "Holders") pursuant to which the Company, at times and amounts chosen by the Company, as further described in the Investment Agreement, may issue to the Holder up to Thirty Million Dollars ($30,000,000) in aggregate principal amount of Common Stock of the Company (the "Put Shares"), and warrants (the "Warrants") to purchase Common Stock (the "Warrant Shares") of the Company's.

        A. Issuance of Put Shares. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue unlegended Put Shares in the name of the Holder (or in the name of its nominee, at the Holder's request) from time to time upon surrender to you of (i) a letter from the Company, instructing you to issue a specified number of Put Shares to the Holder, (ii) a properly completed and duly executed Put Notice, in the form attached hereto as Exhibit 1, which has been properly agreed and acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, (iii) Registration Confirmation (as defined below) and (iv) an opinion of counsel ("Put Opinion of Counsel") in substantially the form of the applicable opinion in Composite Exhibit 2.

        B. Issuance of Warrant Shares. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the



                                    Exhibit T

Company at such time) to issue unlegended Warrant Shares in the name of the Holder (or in the name of its nominee, at the Holder's request) from time to time upon surrender to you of (i) a letter from the Company, instructing you to issue a specified number of Warrant Shares to the Holder, (ii) a properly completed and duly executed Warrant Exercise Form, in the form attached hereto as Exhibit 3, which has been properly agreed and acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon,
(iii) Registration Confirmation (as defined below) and (iv) an opinion of counsel ("Warrant Opinion of Counsel") in substantially the form of Exhibit 4.

        C. Legend Free Certificates. So long as you have previously received:
(i) written confirmation from counsel to the Company (which counsel may be in-house legal counsel) that a registration statement covering resales of the Put Shares and Warrant Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (ii) a copy of such registration statement, ((i) and (ii) above are collectively referred to as "Registration Confirmation"), certificates representing the Put Shares and Warrant Shares shall not bear any legend restricting transfer of the Put Shares or Warrant Shares and should not be subject to any stop-transfer restriction.

        If you have not previously received Registration Confirmation, then the Put Shares shall not be issued, and the certificates representing the Warrant Shares shall be issued, but shall bear the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

provided, however, that the Company may from time to time notify you to place stop-transfer restriction on the certificates for outstanding Put Shares and Warrant Shares in the event a registration statement covering resales of the Put Shares and the Warrant Shares is subject to amendment for events then current.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Investment Agreement.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at 317-915-9301 .

                                    Very truly yours,

                                    BROWSESAFE.COM, INC.


                                    By:________________________________
                                         Mark W. Smith, President & CEO


Agreed and Acknowledged:
TRANSFER AGENT                                   HOLDER

        ALEXIS STOCK TRANSFER                    SWARTZ PRIVATE EQUITY, LLC

By:
    ---------------------------
                                                 By:
                                                     ---------------------------
Name:                                                    Eric S. Swartz, Manager
      -------------------------

Title:

Date: March 14,1999                              Date March 14,1999
            ---                                             ---


Enclosures

                             ATTACHED EXHIBITS 1 - 4

                             WARRANT SIDE AGREEMENT

        THIS WARRANT SIDE AGREEMENT (the "Agreement") is entered into as of March 14, 2000, by and among BROWSESAFE.COM, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz").

                                    RECITALS:

        WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Thirty Million Dollars ($30,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement (the "Investment Agreement") between the Company and Swartz dated on or about March 14, 2000, the Company has agreed to sell and Swartz has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Thirty Million Dollars ($30,000,000); and

        WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to the Subscriber Commitment Warrants, as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance.

                                     TERMS:

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Commitment Warrants. As compensation for entering into the Equity Line, Swartz received a warrant convertible into 570,000shares of the Company's Common Stock, in the form attached hereto as Exhibit A (the "Commitment Warrants").

2. Issuance of Additional Warrants. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then on the date of such Reverse Stock Split, and on each one year anniversary (each, an "Anniversary Date") of the Reverse Stock Split thereafter throughout the term of the Commitment Warrants, the Company shall issue to Swartz additional warrants (the "Additional Warrants"), in the form of Exhibit A, to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Warrants and the number of Additional Warrants issued to Swartz shall equal 3.0% of the number of shares of Common Stock of the Company that are outstanding immediately following the Reverse Stock Split or Anniversary Date, as applicable. The Additional Warrants shall be exerciseable at the same price as the Commitment Warrants, shall have the same reset provisions as the Commitment Warrants, shall have piggyback registration rights and shall have a 5 year term.

3. Opinion of Counsel. Concurrently with the issuance and delivery of the Commitment Opinion (as defined in the Investment Agreement) to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance and resale of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.


        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 14th day of March, 2000.

BROWSESAFE.COM, INC.,                     SUBSCRIBER:
                                          SWARTZ PRIVATE EQUITY, LLC.



By: ________________________________      By: ________________________________
    Mark W. Smith, President & CEO                   Eric S. Swartz, Manager

7202 East 87th Street, Suite 109          1080 Holcomb Bridge Road
Indianapolis, Indiana 46256               Bldg. 200, Suite 285
Telephone:  317-915-9301                  Roswell, GA  30076
Facsimile: 317-915-9309                   Telephone: (770) 640-8130
                                          Facsimile:  (770) 640-7150



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